                                                                   Exhibit 10.39

                                                          CONFIDENTIAL TREATMENT

                              SUBLICENSE AGREEMENT

                                     BETWEEN

                         SWEETFACE FASHION COMPANY, LLC

                                       AND

                                  WARNACO INC.

PORTIONS OF THIS EXHIBIT MARKED BY *** HAVE BEEN OMITTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION.

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EXHIBITS
--------

EXHIBIT A         LICENSED PRODUCTS
EXHIBIT B         CODE OF CONDUCT
EXHIBIT C         THIRD PARTY MFR AGREEMENT
EXHIBIT D         SUBLICENSING COUNTRIES

                                       iv

                              SUBLICENSE AGREEMENT

         THIS AGREEMENT is entered into as of the ______ day of November, 2003, by and between SWEETFACE FASHION COMPANY, LLC, a New York Limited Liability
Company, having an address at 1071 Avenue of the Americas, New York, New York
10018 ("Sweetface") and Warnaco Inc., a Delaware corporation, having its current offices at 501 Seventh Avenue, 11th Floor, New York, NY 10018 ("Licensee"), with reference to the following premises.

                                    PREMISES

         A. The Trademarks (as defined below) are famous and valuable, and are associated with substantial goodwill.

         B. Licensee recognizes the fame, value of, and goodwill associated with the Trademarks and that all rights to the Trademarks, and the goodwill associated therewith, belong to Jennifer Lopez and her affiliates ("Lopez"), who have collectively granted Sweetface an exclusive license to use such Trademarks, pursuant to a master license agreement dated April 26, 2001 ("Master License
Agreement").

         C. Licensee desires to have the sublicense to use the Trademarks, on and in connection with the manufacture, sourcing, distribution, advertising, marketing and sale of Licensed Products (as defined below) in the Territory (as defined below).

         D. Sweetface is willing to grant such sublicense subject to the terms and conditions set forth below.

         E. In consideration of these premises and the mutual covenants herein expressed, and for other good consideration, which the parties hereby acknowledge, the parties hereby agree as follows.

                             ARTICLE 1. DEFINITIONS

         1.1 AFFILIATES OF LICENSEE means all persons and business entities that now or hereafter control, or are owned or controlled, directly or indirectly, by
Licensee, or are under common control with Licensee.

         1.2 AGREEMENT means this agreement.

         1.3 ANNUAL PERIOD means the period beginning as of the date above through December 31, 2005, and thereafter each twelve-month period beginning on
January 1 and ending on December 31.

         1.4 CLOSE-OUTS means first quality Licensed Products that under applicable industry standards cannot be or are not sold to regular customers, although they were originally intended for sale to such customers. Close-Outs shall not include Licensed Products specifically manufactured for Close-Out customers, which Licensed Products may not be manufactured without Sweetface's express written approval.

         1.5 GROSS SALES means the invoiced amount of Licensed Products shipped by Licensee, before any deductions for allowances, discounts and returns, as are referred to in Paragraph 1.12.

         1.6 GUARANTEED MINIMUM ROYALTY means the minimum royalties that
Licensee must pay in each Annual Period, as set forth in Paragraph 9.1.

         1.7 INVENTORY means Licensee's inventory of Licensed Products and of related work in progress.

         1.8 INVENTORY SCHEDULE means a complete and accurate schedule of inventory.

         1.9 LABELS means all labels, tags, packaging material, tickets, advertising and promotional materials and all other forms of identification affixed to or connected with the Licensed Products that bear the Trademarks.

         1.10 LICENSED PRODUCTS means only those products listed in EXHIBIT A attached hereto that bear the Trademarks under authorization from Sweetface.
Licensee acknowledges that the definition of Licensed Products may change and may not be amenable to precise delineation. Licensee agrees that if there is a dispute over the definition of Licensed Products, Sweetface's reasonable written determination shall be conclusive and binding on Licensee.

         1.11 MINIMUM SALES LEVEL means the minimum Net Sales (as defined below)
of Licensed Products that Licensee must achieve during each Annual Period, as set forth in Paragraph 7.5.

         1.12 NET SALES means the Gross Sales of Licensed Products, including but not limited to, Seconds and Close-Outs, to retailers who are not Affiliates of Licensee, less only: (a) returns that Licensee actually authorizes and receives, (b) allowances (defined as credits to a customer after delivery, including credits for returns not including credits for cooperative advertising)
that Licensee

                                                          CONFIDENTIAL TREATMENT

actually grants in a writing between Licensee and its customer, and (c) trade discounts (defined as reductions in the list wholesale selling price that are customary in the trade) that Licensee actually grants in writing prior to delivery. For the purpose of computing Net Sales, the deductions from the Gross
Sales for returns, allowances and trade discounts may not exceed *** percent of the Gross Sales of Licensed Products shipped in any Annual Period.

         1.13 PERCENTAGE ROYALTY means the amount of money that Licensee will pay to Sweetface in each Annual Period in consideration for the grant of this sublicense, which amount is ***. The Percentage Royalty will be based on the
***. If Licensee sells Licensed Products to Affiliates of Licensee, the
Percentage Royalty will be on ***.

         1.14 SEASONAL COLLECTIONS means the collection of Licensed Products that Licensee will present to the market at least four (4) times per year in accordance with Paragraph 6.1 (or as the parties may otherwise agree).

         1.15 SECONDS means damaged, imperfect, defective or otherwise non-first quality Licensed Products.

         1.16 STORES means retail, outlet or flagship stores owned or operated by or under the direction or control of Sweetface or its sublicensees, which exclusively sell products bearing the Trademarks (including variations, formatives and derivatives thereof).

         1.17 SUBCONTRACTOR means an entity or an individual hired by a Third
Party Manufacturer (as defined below) to perform manufacturing in relation to this Agreement.

         1.18 SUPPLIER means an individual or entity that produces components for the Licensed Products, and provides such components to the manufacturer in order to assemble the finished Licensed Products, provided that such individual or entity does not contribute further to the manufacture of the Licensed
Products. Examples of a supplier include, but are not limited to, those who manufacture fabric/trim, yarn, buttons, or zippers.

         1.19 TERM means the duration of this Agreement, as set forth in
Paragraph 3.1, including, if not expressly excluded, all Extensions (as defined in Article 3), if any.

         1.20 TERRITORY means the entire World.

         1.21 THIRD PARTY MANUFACTURER means an entity or an individual which or whom Licensee either hires or pays to manufacture the Licensed Products.

         1.22 TRADE SECRETS means any and all information, including a formula, pattern, compilation, program, device, method, technique, or process, that derives to its owner independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and that is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         1.23 TRADEMARK means only the trademark "J.Lo by Jennifer Lopez".
Trademark shall only include variations, formatives, derivatives and secondary marks if and so approved by Sweetface, in its sole discretion.

                                ARTICLE 2. GRANT

         2.1 SUBLICENSE

         a. Sweetface hereby grants to Licensee an exclusive sublicense during the Term, subject to all of the obligations and conditions contained in this
Agreement, to use the Trademarks in connection with the manufacture, sourcing, advertising, marketing, promotion and sale of Licensed Products anywhere in the world, subject to approval by Sweetface as provided herein.

         b. Sweetface acknowledges and agrees that, during the Initial Term hereof without Extension, it will not grant to any third party (other than
Licensee and/or its Affiliates, as defined herein) the right to use, during the
Initial Term hereof without Extension, any variation, derivation, formative or combination of elements of, the Trademark for the same products as the Licensed
Products for sale or distribution primarily to or through the same channels of distribution in which Licensee sells the Licensed Products under the Trademarks hereunder; provided, however, that if the Extensions are exercised by Licensee and if during an Extension Sweetface shall decide that it wishes to grant such a right, then Licensee shall have the first right of negotiation with respect to such license. Such first right shall mean that all such opportunities must first be made available to Licensee and its Affiliates and if, following good faith discussion and negotiation, the parties have not reached an agreement, then upon the conclusion of such discussion (not to exceed 30 days), Sweetface shall have the right to enter into an agreement with a third party.

         c. Sweetface acknowledges and agrees that, during the first Annual
Period, it will not grant to any third party (other than Licensee and/or its
Affiliates, as defined herein) the right to use, during the Initial Term hereof without Extension, any variation, derivation, formative or combination of elements of the Trademark for the same products as the Licensed Products for sale or distribution primarily to or through the channels of distribution other than in which Licensee sells the Licensed Products under the Trademarks hereunder; provided, however, that

if during the initial Term without Extension, any Annual Period thereafter,
Sweetface shall decide that it wishes to grant such a right, then Licensee shall have the first right of negotiation with respect to such license. Such first right shall mean that all such opportunities must first be made available to
Licensee and its Affiliates and if, following good faith discussion and negotiation, the parties have not reached an agreement, then upon the conclusion of such discussion (not to exceed 30 days), Sweetface shall have the right to enter into an agreement with a third party. Sweetface shall have the right to enter into such an agreement with a third party for use of the Trademarks during any Extension without notice to or negotiation with Licensee.

         d. The rights granted to Licensee hereunder do not include any uses of
Jennifer Lopez's signature, likeness, image, photograph or other personal, indicia ("Personal Indicia") unless specifically approved to in writing by
Sweetface and Lopez in each case, which approval may be withheld by Sweetface and Lopez in their sole discretion. Neither Sweetface nor Lopez may grant any third party (other than Licensee or its Affiliates), the right to use any of such Personal Indicia on products of the same description as the Licensed
Products, for the Initial Term hereof, other than third parties with which they are free to enter into agreements pursuant to (b) and (c) above.

         e. Anything herein to the contrary notwithstanding, Sweetface shall at all times be free to negotiate and enter into any sublicenses provided that the use of the Trademark or Personal Indicia shall not commence during the restricted periods set forth in (b)-(d) above.

         2.2 RESERVATIONS. This agreement does not constitute a grant of any rights other than those set forth in Paragraph 2.1 above or as otherwise provided herein. In particular, except as otherwise specifically provided herein, Sweetface does not grant to Licensee:

         a. the right to use any derivative of, or modification to, the
Trademarks;

         b. the right to register any internet domain name using the Trademarks;

         c. the right to form a business entity whose name includes the
Trademarks, unless approved by Sweetface;

         d. the right to sublicense its rights hereunder; or

         e. an assignment of any right, title or interest in or to the
Trademarks.

         Sweetface, and its other licensees and sublicensees, have the right to manufacture and sell or authorize third parties to manufacture and sell products of any and all types and descriptions other than the Licensed Products in or outside the Territory.

         Except as otherwise required by applicable law, no Sublicense is granted hereunder for the manufacture, sale or distribution of Licensed Products to be used for publicity purposes, other than to promote the sale of Licensed
Products, in combination sales, premiums or giveaways, or to be disposed of under or in connection with similar methods of merchandising, unless approved
Sweetface.

                        ARTICLE 3. TERM OF THE AGREEMENT

         3.1 TERM. The initial term of this Agreement begins as of the date written on page 1 and expires on December 31, 2007 (the "Initial Term") unless sooner terminated in accordance with the provisions of this Agreement.

         3.2 EXTENSION. This Agreement shall be extended for two (2) additional three (3) year periods through December 31, 2010 and December 31, 2013, respectively ("Extensions"), if Licensee:

         a. requests the Extension in writing at least nine (9) months before the expiration of the Initial Term or applicable Extension;

         b. at the time it requests the Extension, and throughout the Initial
Term and any Extensions, is in compliance with all material terms and conditions of any and all agreements between Licensee and Sweetface; and

         c. up to the time it requests the Extension, has met the Minimum Sales
Level for each Annual Period during the Term.

         Licensee acknowledges that the nine (9) month advance notice is necessary to maintain the continuity of Sweetface's licensing and marketing programs and the goodwill associated with the Trademarks. Licensee agrees that timing is critically important in this regard and that Licensee's failure to make its request in time will be construed as a decision by Licensee that it has elected not to seek an Extension. Upon such failure, Sweetface has the right, without notice to Licensee, to immediately replace Licensee as of the end of the
Term.

                            ARTICLE 4. ORGANIZATION

         4.1 ORGANIZATION. Licensee will, at its sole cost and expense, employ a
President, a Vice President of Sales, and a Vice President of Merchandising/
Sourcing, or such other persons of comparable

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                                                          CONFIDENTIAL TREATMENT

responsibility, who will all work primarily with Sweetface's representatives on
Licensee's business under this Agreement. Licensee will also designate a designer to work with Sweetface's representatives in the design of Licensed
Products and to assist in product development. The designer will be hired with the prior approval of Sweetface and will be relieved of his/her duties under this Agreement at the request of Sweetface. In addition, Licensee will maintain a sales force dedicated to the sale of Licensed Products. Beginning with the first Annual Period in which ***, Licensee shall, during each Annual Period thereafter, make a good faith effort to employ individuals who shall be appropriately and exclusively dedicated to operating Licensee's business hereunder.

                              ARTICLE 5. APPROVALS

         5.1 APPROVALS. Licensee must present to Sweetface in writing all approvals required or permitted by this Agreement. Except as otherwise stated in this Agreement, all approvals of Sweetface will be at its sole and subjective discretion. A submission for approval will be deemed disapproved unless
Sweetface delivers a notice of approval within twenty (20) days after receipt of the request from Licensee. Sweetface will endeavor to provide an explanation for its disapprovals, but its failure to do so will not affect the finality of its determination. Without limitation to the foregoing, Sweetface has no obligation to approve, review or consider any item that does not strictly comply with submission procedures announced by Sweetface from time to time. Approval by
Sweetface will not be deemed to be a determination that the approved matter complies with all applicable regulations and laws. Licensee may not exhibit, display, manufacture (except for samples), sell, use, distribute or advertise any disapproved item. In the event that it is reasonably necessary for Sweetface to do on-site approvals, Licensee will pay any and all reasonable expenses and airfare actually incurred by Sweetface with respect to such on-site approvals
(with supporting documentation).

                      ARTICLE 6. DESIGN AND MANUFACTURING

         6.1 DESIGN AND PRODUCTION PLAN. Each Annual Period, Licensee will present to the market at least four (4) Seasonal Collections unless the parties shall agree otherwise. Each January 15th Licensee must present a design and production plan for the next succeeding July through December. Each July 15th
Licensee must present a design and production plan for the next succeeding
January through June. All such design and productions plans shall be subject to the approval of Sweetface.

         6.2 OVERALL COMMITMENT TO QUALITY. Licensee will use its commercially reasonable good faith efforts to maintain the distinctiveness of the Trademarks and the image and quality of the goods bearing Trademarks presently manufactured and sold by Sweetface and its other sublicensees. Licensee agrees that Licensed
Products will be of high quality as to workmanship, fit, design and materials used therein, and will be at least equal in quality, workmanship, appearance, fit, design and material (collectively "Quality") to the samples of Licensed
Products submitted by Licensee and

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approved by Sweetface pursuant to Paragraph 6.3 hereof.

         6.3 SAMPLES OF MANUFACTURED PRODUCTS. Before Licensee may exhibit, display or distribute any Licensed Products in any Seasonal Collection, Licensee
must submit samples of each of such Licensed Products to Sweetface for its prior written approval. Any such request for approval must be submitted to Sweetface on such form as shall from time to time be approved or designated by Sweetface.
Any approval given hereunder will apply only to that Seasonal Collection for which it is submitted to Sweetface. Licensee will submit to Sweetface additional samples of Licensed Products upon Sweetface's reasonable request. In addition, any such approvals will authorize Licensee to make only such quantities of the approved item as Licensee reasonably expects to sell to its regular customers
(excluding customers approved for sales of Close-Outs). Licensee will provide all samples to Sweetface free of charge. Once samples have been approved,
Licensee may manufacture such products only in accordance with such approved samples and will not make any material changes for manufacture or changes perceptible to consumers without Sweetface's prior written approval. No Licensed
Products (including samples) may be exhibited, displayed, distributed and/or sold by Licensee pursuant to this Agreement unless such Licensed Products are in substantial conformity with, and at least equal in, Quality to the samples previously approved by Sweetface in accordance with this Paragraph.

         6.4 NON-CONFORMING PRODUCTS. In the event that any Licensed Product is, in the reasonable judgment of Sweetface, not being manufactured and distributed with the previously approved Quality, Sweetface will notify Licensee, and
Licensee must promptly repair or change such Licensed Product to conform thereto. If after Sweetface's request a Licensed Product as repaired or changed does not strictly conform and conformity cannot be obtained after one (1)
resubmission, if permitted by Sweetface, Licensee may sell the item but only after removing from the item the Trademarks and Labels. Notwithstanding anything in this Paragraph to the contrary, sales of all products of Sweetface's design, whether or not bearing Labels or the Trademarks, will nonetheless be subject to royalty payments pursuant to Article 9. Licensee must pay all royalties due on sales made of nonconforming goods. Sweetface may require Licensee to recall any
Licensed Products not consistent with approved Quality. Failure to promptly recall such Licensed Products shall be deemed a material breach hereunder.

         6.5 WITHDRAWAL OF APPROVAL. If at any time any Licensed Product, packaging or labels cease to be acceptable to Sweetface, Sweetface will have the right in the exercise of its sole discretion to withdraw approval of such
Licensed Product, packaging or labels, upon reasonable advance notice to
Licensee. Upon withdrawal of approval, Licensee will cease the use of the
Trademarks in connection with the manufacture, distribution, promotion, advertising, and use of such Licensed Product(s), packaging or labels after it has fulfilled all open orders and exhausted its Inventory thereof. Notice of such election by Sweetface to withdraw approval will not relieve Licensee from its obligation to pay royalties on sales of such product(s) made by Licensee prior to the date of disapproval or thereafter as permitted. Licensee may, however, complete work in progress and utilize materials on hand provided that it submits proof of such work in progress and inventory of materials to
Sweetface.

         6.6 OWNERSHIP OF DESIGNS. All right, title and interest in and to all samples, sketches, designs uniquely associated with the Trademarks, packaging and other materials created or used in connection with the development or manufacture of the Licensed Products,

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whether created by Sweetface, by Licensee, or by third parties, including any modifications or improvements thereto, are the exclusive property of Sweetface;
and this Agreement constitutes an assignment by Licensee to Sweetface of such rights, to the extent they are not already the property of Sweetface, and are sublicensed hereunder solely and exclusively for use in connection with the manufacture and distribution of Licensed Products in the Territory; provided however, that nothing herein shall prevent, interfere with, limit, or impair
Licensee's rights (or those of its Affiliates) to use and continue to use all those designs, styling and fabrication elements that originate with Licensee, are common to other products of the same type, common in the industry, not proprietary to any person or entity, or common to other brands or products of
Licensee. Sweetface may use and permit others to use said designs and other materials in any manner it desires, provided that such use does not conflict with any rights that Sweetface is granting to Licensee hereunder or that
Licensee retains hereunder. Licensee will place appropriate notices, reflecting ownership of the Trademarks and all graphics associated therein by Sweetface, on all Licensed Products, Labels and advertising and promotional materials.
Licensee will not do or allow to be done anything that may adversely affect any of Sweetface's design rights. Licensee must disclose and freely make available to Sweetface any and all developments or improvements it may use in connection with Licensed Products and to their manufacture, promotion and sales, including, without limitation, developments and improvements in any machine, process or product design, that may be disclosed or suggested by Sweetface or regarding any patent or trademark that Licensee is entitled to utilize, so that Sweetface may, upon expiration or termination hereof, authorize its new licensee to manufacture the same Licensed Products as Licensee had manufactured.

         6.7 CODE OF CONDUCT. Attached hereto as EXHIBIT B is Sweetface's
Supplier Code of Conduct ("Code"), which applies to any entity manufacturing
Licensed Products (including components thereof). Licensee must take all commercially reasonable steps to ensure that Licensee and all Third Party
Manufacturers and Subcontractors comply with the terms of the Code and will provide evidence of such compliance:

         a. Licensee executing, and having all Third Party Manufacturers and
Subcontractors execute, the Code in the form attached hereto, and returning such document to Sweetface, and

         b. displaying and having all Third Party Manufacturers and
Subcontractors display the Code, in a clearly visible location in Licensee's manufacturing facilities (if applicable) and in the manufacturing facilities of
Licensee's Third Party Manufacturers and Subcontractors, at all times during the
Term of this Agreement.

         6.8 MONITORING PROGRAM. Licensee acknowledges that prior to the commencement of the manufacturing of Licensed Products, it will have in effect, to the satisfaction of Sweetface, a program of monitoring manufacturing facilities, whether operated by Licensee, by Third Party Manufacturers,
Subcontractors or Suppliers, that is sufficient to monitor their compliance with the Code and all applicable laws and regulations pertaining to wages, overtime compensation, benefits, hours, hiring and employment, workplace conditions and safety, the environment, collective bargaining, freedom of association, and that their products and the components thereof are made without the use of child
(persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited, bonded, forced or slave labor.

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         6.9 THIRD PARTY MANUFACTURING AGREEMENT. Within thirty (30) days after establishing a new arrangement with a Third Party Manufacturer or Subcontractor,
Licensee must inspect each Third Party Manufacturer or Subcontractor and provide approval, signed by an authorized employee or agent of Licensee that such Third
Party Manufacturer or Subcontractor is in compliance with Paragraph 6.9 above, and will obtain and provide to Sweetface the signature of an authorized representative from each of such parties on a Third Party Manufacturing
Agreement in the form of EXHIBIT C attached hereto, or such other form as may be provided by Sweetface from time to time. In the event Licensee has knowledge of, has reason to believe, or should have reason to know that any Third Party
Manufacturer or Subcontractor is in material or consequential breach of the
Third Party Manufacturing Agreement or Certification, as the case may be,
Licensee must immediately notify Sweetface and Licensee shall, at its sole expense, take immediate action to rectify such breach, including, where
Sweetface deems it necessary, immediate termination of its relationship with such Third Party Manufacturer or Subcontractor. If Licensee fails to take immediate action or such action is not successful, Licensee will assign its rights to proceed against such Third Party Manufacturer, Subcontractor or
Supplier to Sweetface and Sweetface will, at Licensee's expense, have the right to pursue all available remedies to protect its rights. Notwithstanding the foregoing, Licensee acknowledges that it will remain primarily liable and completely obligated under all of the provisions of this Agreement in respect to the production of Licensed Products hereunder.

         6.10 INFORMATION ABOUT THIRD PARTY MANUFACTURERS, ETC. In order to maintain Sweetface's high standard of quality control and to ensure that appropriate measures are taken against counterfeiting, Licensee will provide notice to Sweetface, on a quarterly basis, including all of the following information:

         a. each Third Party Manufacturer, Subcontractor and Supplier;

         b. the type of Licensed Products manufactured by such Third Party
Manufacturer and Subcontractor;

         c. quantity of Licensed Products to be manufactured by each such entity;

         d. the type of components provided by each Supplier; and

         e. any other relevant information regarding all such entities.

         6.11 COMPLIANCE WITH APPLICABLE LAWS - GENERALLY. Licensee shall be responsible for seeing that all Licensed Products manufactured and distributed by, or on behalf of, Licensee are marked, labeled, packaged, advertised, and distributed in accordance with this Agreement, in accordance with all applicable laws, rules and regulations in the Territory, and in such a manner as will not tend to mislead or deceive the public or damage the reputation of the
Trademarks.

         6.12 COMPLIANCE WITH PARTICULAR LAWS.

         a. Flammability. Licensee will ensure that all Licensed Products are manufactured in compliance with all applicable laws, including, without limitation, the Flammable Fabrics Act, as amended, and regulations thereunder, and Licensee guarantees, that with regard to all products, fabrics or related materials used in the manufacture of Licensed Products, for which

                                       14

flammability standards have been issued, amended or continued in effect under the Flammable Fabrics Act, as amended, reasonable and representative tests or data, as prescribed by the Consumer Product Safety Commission, have been performed or made available to Licensee that show that Licensed Products at the time of their shipment or delivery conform to the above-referenced flammability standards as are applicable.

         b. Fair Labor Standards. All Licensed Products manufactured in the
United States of America (whether by Licensee, by Licensee's manufacturer or by manufacturers' contractors) will be in compliance with all applicable requirements of Sections 6, 7, and 12 of the Fair Labor Standards Act, as
amended, and all regulations and orders of the United States Department of Labor under Section 14 thereof, and applicable state and local laws pertaining to child labor, minimum wage and overtime compensation; and all Licensed Products manufactured outside the United States (whether by Licensee, Licensee's manufacturer or by manufacturer's contractors) will be manufactured in compliance with the wage, overtime compensation, benefits, hour, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited, bonded, forced or slave labor.

         c. Dyes. Licensee will not utilize or permit any Third Party
Manufacturer, Subcontractors or Suppliers to utilize in the manufacture or treatment of any Licensed Products (including the components thereof)
manufactured hereunder any Azo dyes that can be split into any of the following amines:

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                                                          CONFIDENTIAL TREATMENT

                               CAS#                                              CAS#
                               ----                                              ----

4-Aminobiphenlyl                92-67-1      3,3'-Dimethozybenzidine             119-90-4
Benzidine                       92-87-5      3,3'-Dimethylbenzadine              119-93-7
4-Chloro-o-toluidine            95-69-2      3,3'-Dimethyl-                      838-88-0
2-Naphthylamin                  91-59-8      4,4'Diaminodiphenylmethane
o-Aminoazotoluol                97-56-3      p-Kresidin                          120-71-8
2-amino-4-nitrotoluol           99-55-8      4,4'Methaylen-bis-(2-chloranilin)   101-14-4
p-Chloroaniline                106-47-8      4,4'Oxydianiline                    101-80-4
2,4-Diaminoanisole             615-05-4      4,4'Thiodianiline                   139-65-1
4,4'-Diaminodiphenylmethane    101-77-9      o-Toluidine                          95-53-4
3,3'-Dichlorbenzidin            91-94-1      2,4-Toluylenediamine                 95-80-7
Aminoanabenzane                 60-09-3      2,4,5-Trimethylaniline             137-17-70
                                             o-Anisidine                          90-04-0

         d. Chemicals. Licensee's use or Third Party Manufacturer's,
Subcontractor's or Supplier's use of the following chemicals in connection with the manufacturer or treatment of any Licensed Products (including the components thereof) manufactured hereunder, shall be in accordance with the following standards or such other standards as Sweetface may designate from time to time:

            (i) Formaldehyde: Must be less than 75 p.p.m. when tested by the
Acetylacetone method in accordance with Japanese law 112;

            (ii) Pentachlorophenol (Pesticides): Must be less than 5 p.p.m.; and

            (iii) Nickel: In the event any metal parts of a garment or other merchandise coming into contact with the skin, contain nickel in excess of 0.5 micrograms per square centimeter/week, Sweetface must be so notified and special warning labels need to be attached to the garment.

         6.13 INSPECTION OF FACILITIES. Licensee will regularly, and not less than *** times per year, inspect or authorize the inspection of the facilities it utilizes and those facilities utilized by Third Party Manufacturers,
Subcontractors, and Suppliers for compliance with this Provision and will take all action necessary to cure or request that others cure any material deficiencies. Licensee further agrees that it will terminate any agreement with any such third party found to be in material default on three (3) separate inspections or fewer, if Sweetface deems the deficiencies to be sufficiently egregious. Sweetface and its duly authorized representatives will have the right to inspect all facilities utilized by Licensee, and, to the extent possible, its
Third Party Manufacturers, Subcontractors and Suppliers in connection with the manufacture, storage or distribution of Licensed Products, and to examine: (a)
Licensee's manufacturing facilities, residential facilities (if any) and any manufacturing and/or residential facility operated by any of Licensee's Third
Party Manufacturers or Subcontractors; (b) Licensee's and, to the extent possible, any of Licensee's Third Party Manufacturers or Subcontractors books, records and documents necessary to evidence such entities' compliance with the
Code and all applicable laws, rules and regulations; and (c) Licensee's and, to the extent possible, Licensee's Third Party Manufacturers' or Subcontractors'
books, records and documents relating to the use of chemicals

                                       16

                                                          CONFIDENTIAL TREATMENT

and dyes in the fabrics, trim, garments and other merchandise manufactured hereunder. For purposes of this Paragraph, all such books, records and documents shall be maintained by Licensee in a secure and readily accessible location for a period of three (3) years from their creation. Sweetface shall have the right to review such inspection reports and related information or correspondence and communications under an appropriate confidentiality agreement reasonably acceptable to Licensee, as set forth above. In the event that Sweetface determines that any inspection indicates that the inspected facilities do not comply with the Code or applicable laws to Sweetface's satisfaction, Licensee shall pay Sweetface for the cost of any immediately subsequent (i.e., follow-up)
inspection of such facilities by Sweetface or its representatives, related corrections or monitoring programs or services to address Code or legal compliance (with proper written substantiation) for a twelve (12) month period following the inspection indicating that such facilities may not be complying with the Code or applicable laws to Sweetface's satisfaction. In the event that
Licensee receives any information or any report relating to an inspection of a
Third Party Manufacturer or Subcontractor by a regulatory agency, Licensee shall provide the same to Sweetface with fifteen (15) days of receipt of the same.

         6.14 MEETINGS. Sweetface may from time to time, but no more than twice a year, hold a meeting of Sweetface's licensees/distributors. Licensee agrees upon receipt of reasonable notice to attend any such meeting(s) at its own expense.

                         ARTICLE 7. SALES AND MARKETING

         7.1 EFFORTS. Licensee will use its commercially reasonable good faith efforts to exploit this sublicense throughout the Territory. Without limitation,
Licensee will: (a) offer for sale a sufficiently representative quantity of all styles, fabrications and colors of Licensed Products; (b) offer for sale
Licensed Products so that they may be sold to consumers on a timely basis; and
(c) cooperate with Sweetface's merchandising, sales and commercially reasonable anti-counterfeiting programs. Licensee acknowledges that to preserve the goodwill associated with the Trademarks, Licensed Products should be sold at prices and terms reflecting the prestigious nature of the Trademarks, and the reputation of the Trademarks as appearing on goods of high quality and reasonable price, it being understood, however, that Sweetface is not empowered and has no desire to fix or regulate the prices for which the Licensed Products are to be sold, either at the wholesale or retail level. Licensee shall at all times maintain a sales force for the sale of Licensed Products that, while commercially reasonable, will be sufficient to provide effective distribution of the Licensed Products throughout the Territory.

         7.2 SALES AND DELIVERIES. Consistently each quarter during the Term,
Licensee will ship no less than *** of Licensed Products ordered and approved by
Licensee for shipment, subject to a Force Majeure event occurring after such approval by Licensee. Each order must be shipped by the date requested by
Licensee's customers and each order must bear the respective shipping schedule.
Licensee will, within fifteen (15) days of Sweetface's request, supply documentation evidencing such timely delivery during the preceding quarter.

         7.3 CERTIFICATION. Within sixty (60) days after the end of each Annual
Period, Licensee will present to Sweetface a certification by an authorized officer of Licensee of the Net Sales of Licensed Products during each Annual
Period (the "Certification"). Such Certification shall be in such form as may from time to time be reasonably approved or designated by

                                       17

                                                          CONFIDENTIAL TREATMENT

Sweetface. Within one hundred twenty (120) days after the end of each Annual
Period, Licensee will present to Sweetface the Certification further certified by Licensee's external auditors. On or before the fifteenth (15th) and thirtieth
(30th) days of each month, Licensee shall provide to Sweetface monthly net shipment reports and retail selling reports for the prior two (2) week period.

         7.4 SALES/MARKETING PLANS. Licensee will, within thirty (30) days of
Sweetface's request, submit to Sweetface, for Sweetface's approval, a schedule showing in detail the projected sales and marketing plans for the Licensed
Products as follows:

                  SUBMISSION DATE          SEASONS TO BE COVERED
                  ---------------          ---------------------

                  June 1                   Fall and Holiday
                  October 1                Spring and Summer

         The first bona fide shipment of Licensed Products to a customer of
Licensee shall occur no later than July 31, 2004.

         7.5 MINIMUM SALES LEVELS. During each Annual Period, Licensee must achieve the following Minimum Sales Levels of Licensed Products:

***
         ***

         7.6 CERTAIN SALES EXCLUDED. Licensee will not receive credit against
Minimum Sales Levels for sales under Paragraphs 7.10, 7.11 or 7.12(a).

         7.7 APPROVED CUSTOMERS. *** Upon execution of this Agreement, and prior to the opening of each selling season (and whenever Licensee wishes to sell
Licensed Products to customers not previously approved by Sweetface), Licensee must submit a list of its proposed customers for Sweetface's written approval.
Sweetface has the right to withdraw any such approval in good faith on written notice to Licensee. After such notice, Licensee may not accept additional orders for Licensed Products from such customer, but may fill any existing order.

         7.8 PROHIBITED SALES. Except as expressly permitted by Sweetface in writing, Licensee may not ***. Licensee shall include and shall enforce the following on all invoices to its customers:

         "Limitations on Sale by Buyer.

         Seller expressly reserves the right to limit the amount of merchandise delivered to only such quantities as are necessary to meet the reasonably expected demand at buyer's store locations.

         This Merchandise is sold to Buyer for resale to the ultimate consumer only. Buyer shall be expressly prohibited from selling the merchandise purchased hereunder to a retailer or other dealer in like merchandise, or to any party who Buyer knows, or has reason to

                                       18

                                                          CONFIDENTIAL TREATMENT

         know, intends to resell the merchandise.

         The merchandise purchased hereunder may not be sold by Buyer from any store locations which Seller has been advised Buyer do not qualify as an acceptable location"

         7.9 SHOWROOMS. Licensee may display Licensed Products for sale only in a separate showroom space, designed and displayed in accordance with Sweetface's specifications, apart from any showroom(s) in which Licensee or another business may sell goods other than Licensed Products. The style and manner in which
Licensed Products will be displayed in said showroom are subject to Sweetface's reasonable approval. Licensee will at all times maintain such a showroom space in New York City.

         7.10 PRODUCTS FOR SWEETFACE'S USE. Licensee will supply to Sweetface and Lopez, at Licensee's sole cost and expense, two (2) sets of each Seasonal
Collection, a reasonable quantity of Licensed Products for Sweetface's public relations purposes, two (2) sets for Sweetface's advertising purposes, a reasonable quantity of Licensed Products for Sweetface's showrooms and advertising and a reasonable quantity of Licensed Products for Sweetface's executives and Ms. Lopez' personal use.

         7.11 PURCHASES BY SWEETFACE. In addition to the Licensed Products which
Licensee provides to Sweetface pursuant to Paragraph 7.10 above, Licensee will permit Sweetface to purchase a reasonable amount of Licensed Products for resale in the Stores or the personal use of Sweetface's employees from Licensee at ***
percent off the regular wholesale price of such Licensed Products on standard industry terms.

         7.12 DISPOSAL OF SECONDS AND CLOSE-OUTS.

         a. Seconds. Licensee may sell Seconds only in a way that will not reduce the value of the Trademarks All Seconds approved for sale by Sweetface must be clearly marked "Seconds" or "Irregular". The percentage of Seconds that may be disposed of pursuant to this Paragraph 7.12(a) may not, in any event, exceed *** percent of the total Net Sales of Licensed Products distributed by
Licensee in any Annual Period.

         b. Close-Outs. Licensee may sell Close-Outs items only in a way that will not reduce the value of the Trademarks. The percentage of Close-Outs of any of the Licensed Products combined that may be disposed of pursuant to this
Paragraph 7.10(b) may not, in any event, exceed *** of the total Net Sales of
Licensed Products distributed by Licensee in each Annual Period, or *** percent of the total Net Sales of Licensed Products distributed by Licensee in any two
(2) consecutive Annual Periods.

                             ARTICLE 8. ADVERTISING

         8.1 MINIMUM ADVERTISING. Licensee will, during each Annual Period or portion thereof (calculated on a pro rata basis), expend Guaranteed Minimum
Advertising ("GMA") of *** Anything herein to the contrary notwithstanding, ***.

         If in any Annual Period the GMA has not been made, then Licensee shall spend such amount for advertising within the first one hundred and twenty (120)
days of the subsequent

                                       19

                                                          CONFIDENTIAL TREATMENT

Annual Period in addition to any amount required to be expended in such subsequent Annual Period. If the amount has not been expended by the end of said one hundred and twenty (120) day period, then the amount which should have been expended and which was not expended shall be paid over to Sweetface to be used by Sweetface for advertising the Trademark provided, however, that if the amount has not been expended within one hundred and twenty (120) days after the termination of this Agreement, the unexpended amount shall be paid over to
Sweetface absolutely. Proof of expenditure shall be submitted each quarter using an Advertising Expenditure Form in such form as shall from time to time be reasonably approved or designated by Sweetface.

         8.2 SPECIAL MARKETING FUND. During each Annual Period or portion thereof during the Term, and in addition to the GMA, Licensee will create a
Special Marketing Fund which it shall fund with an amount equal to *** percent of Net Sales. Licensee shall expend these monies for cooperative advertising, advertising production costs, fixtures, point of sale displays, print media, such as catalogs and the like. Any shortfall not expended in a particular Annual
Period shall be expended during the first calendar quarter of the immediately succeeding Annual Period. Any amount not so expended by Licensee within such quarter shall be paid to Sweetface. Licensee shall provide proof of its expenditures hereunder on a quarterly basis within 15 days following the end of each quarter. For the purposes of this paragraph, Net Sales shall not include purchases of Licensed Products by Stores or with respect to purchases by
Sweetface.

         8.3 APPROVAL OF LABELS AND LICENSEE'S ADVERTISING. All Labels and
advertising copy and the medium of all advertising placed by Licensee, if any, must comply strictly with specifications provided from time to time by Sweetface and are, at all times, subject to the approval of Sweetface. No advertising, including cooperative advertising, whereby Licensee provides a customer with a contribution toward the cost of an advertisement for Licensed Products, whether credit or otherwise, for which Licensee provides creative input, may be used or authorized without the prior written consent of Sweetface in each instance.
Additionally, under no circumstances will Licensee be permitted to advertise
Licensed Products over any medium not previously approved by Sweetface in writing. To such end, unless otherwise approved in writing by Sweetface, ***.
The use of any Labels or advertising not approved by Sweetface is expressly prohibited. All Labels must use the Trademarks, but no other trademark or trade name may be used except as may be required by applicable law or permitted by
Sweetface in writing. Licensee shall not be permitted to use its name(s) on
Licensed Products or Labels displaying the Trademark other than as specifically approved by Sweetface in writing. Any Labeling materials provided by Sweetface to Licensee will be so provided at Licensee's expense, at Sweetface's cost of producing and providing the same. To protect the Trademarks, Sweetface reserves the right to require Licensee to purchase Labels only from sources designated or approved by Sweetface, provided that such sources provide the labels to Licensee in a reasonably competitive manner as to price and delivery.

         8.4 LAUNCH. In addition to the advertising requirements of Paragraph
8.1, Licensee will host a launch event and distribute a gift package to the fashion and financial press and to major retail accounts during the initial selling season for the first Seasonal Collection to be sold under this
Agreement. Such event shall be comparable to similar launch events hosted by
Sweetface's other licensees of the Trademarks and shall reasonably reflect the prestige of the Trademarks and the relative significance of Licensed Products to
Sweetface.

                                       20

                                                          CONFIDENTIAL TREATMENT

         8.5 FASHION SHOWS. Licensee shall, at Licensee's sole cost and expense, participate in and provide Licensed Products for fashion shows held by Sweetface and/or its other licensees.

         8.6 TRADE SHOWS. Licensee may not participate in trade shows without the prior written consent of Sweetface. To the extent that Sweetface does consent to such participation, the appearance booth or showroom designated for the display of Licensed Products must be approved by Sweetface in each instance.

         8.7 PUBLIC ANNOUNCEMENTS. Press releases and other public announcements related to this Agreement are subject to approval by the other party hereto, such approval not to be unreasonably withheld.

                     ARTICLE 9. ROYALTIES AND RELATED FEES

         9.1 GUARANTEED MINIMUM ROYALTY. Licensee shall, during each Annual
Period or portion thereof (calculated on a pro rata basis), pay to Sweetface the
***.

***

         In the event that during any Annual Period, the actual payments under
Paragraph 9.2 below exceed the entire GMR with respect to that Annual Period, no further GMR payments need be made for such Annual Period.

         ***

         ***

         9.2 PERCENTAGE ROYALTY. Except as specifically exempted, all Licensed
Products sold by Licensee, or Affiliates of Licensee or subsidiaries, whether permitted hereunder or not, require the payment of the Percentage Royalty. No
Percentage Royalty will be due on purchases of Licensed Products (including
Close-Outs, Seconds, or special programs) pursuant to Paragraph 7.11 above.
Percentage Royalties shall be payable in quarterly installments on January 15,
April 15, July 15 and October 15 for the immediately preceding quarter in which the Licensed Products are sold, less GMR payments for such period, and each payment must be submitted with the royalty statement described below. All royalties shall accrue upon the sale of Licensed Products, regardless of the time of collection by Licensee. For purposes of this Paragraph, a Licensed
Product shall be considered "sold" upon the date of billing, invoicing, shipping, or payment, whichever occurs first. In addition to the foregoing, ***.

                                       21

         9.3 ROYALTY STATEMENTS. At the time when each Percentage Royalty payment is due, Licensee will submit to Sweetface complete and accurate royalty statements in such form as may from time to time be reasonably designated or approved by Sweetface, signed by an authorized officer of Licensee and certified by him/her as accurate indicating all of the following information by month: (a)
the total invoice price of all Licensed Products sold during the period covered by such Percentage Royalty payment; (b) the amount of discounts and credits from
Gross Sales that may be deducted therefrom, during said period; and (c)
computation of the amount of Percentage Royalty for said period. Licensee will identify separately all sales to Affiliates of Licensee. At least once annually, or more often at Sweetface's request, Licensee will also submit to Sweetface a certification from its external auditors that the statements are in accordance with the requirements of this Paragraph 9.3. Receipt or acceptance by Sweetface of any statement furnished, or of any sums paid by Licensee, will not preclude
Sweetface from questioning their correctness at any time. On the other hand, reports submitted by Licensee will be binding and conclusive on Licensee in the event of any termination based on a breach by Licensee arising out of any payment or report. Licensee will list Net Sales made in a foreign currency showing the foreign currency and the conversion to U.S. dollars using the exchange rate for the fifteenth day of the relevant month (or the next business day if such day falls on a weekend or holiday) as set forth in the U.S. edition of the Wall Street Journal.

         9.4 MERCHANDISE COORDINATOR PROGRAM. Licensee will establish and maintain a merchandise coordinator program consistent with its program for its other brands, which program shall be reasonably acceptable to Sweetface.

         9.5 NO SET-OFF. The obligation of Licensee to pay royalties hereunder is absolute notwithstanding any claim that Licensee may assert against
Sweetface. Licensee will not have the right to set-off, compensate or make any deduction from such royalty payments for any reason whatsoever.

                 ARTICLE 10. MANNER OF PAYMENT, INTEREST, BOOKS
                             AND RECORDS, INSPECTION

         10.1 MANNER OF PAYMENT. All payments required by Licensee hereunder will be made to Sweetface in New York in U.S. dollars.

         10.2 INTEREST ON LATE PAYMENTS. In addition to any other remedy available to Sweetface, if any payment due under this Agreement is delayed for any reason, interest will accrue and be payable, to the extent legally enforceable, on such unpaid principal amounts from and after the date on which the same became due, at a per annum rate equal to the lesser of (a) four (4)
points above the prime rate of interest in effect on the due date of the late payment as quoted by J.P. Morgan Chase Bank in New York, New York, U.S.A. and
(b) the highest rate permitted by law in New York.

         10.3 TAXES. Licensee will bear all taxes, duties and other governmental charges in the Territory relating to or arising under this Agreement, including without limitation, any state or federal income taxes (except withholding taxes on royalties), any stamp or documentary taxes or duties, turnover, sales or use taxes, value added taxes, excise taxes, customs or exchange control duties and any other charges relating to or on any royalty payable by Licensee to
Sweetface.

                                       22

Licensee will obtain, at its own cost and expense, all licenses, reserve bank, commercial bank or other bank approvals, and any other documentation necessary for the importation of materials and the transmission of royalties and all other payments relevant to Licensee's performance under this Agreement. If any tax or withholding is imposed on royalties, Licensee shall obtain certified proof of the tax payment or withholding and immediately transmit it to Sweetface.

         10.4 BOOKS AND RECORDS. Licensee will, at its sole cost and expense, maintain complete and accurate books and records (specifically including, without limitation, the originals or copies of documents supporting entries in the books of account) covering all transactions arising out of or relating to this Agreement. Sweetface will have the right, not more than twice in each
Annual Period, during normal business hours, for the duration of this Agreement and for three (3) years thereafter, to examine and copy said books and records and all other documents and materials in the possession of and under the control of Licensee with respect to the subject matter and terms of this Agreement, including Licensee's internal control report. The exercise by Sweetface of any right to audit at any time or times or the acceptance by Sweetface of any statement or payment shall be without prejudice to any of Sweetface's rights or remedies and shall not bar Sweetface from thereafter disputing the accuracy of any payment or statement and Licensee will remain fully liable for any balance due under this Agreement. Licensee will assign style numbers to Licensed
Products that are unique from numbers for any products other than the Licensed
Products that Licensee may manufacture and/or sell. The style number assigned to each Licensed Product shall be identical to the style number utilized to identify that Licensed Product in all of Licensee's books and records. All documents evidencing the sale of Licensed Products shall state the style and number of each of such products. Licensee may not use terms such as "assorted"
or "irregular" without a style specification. All sales of the Licensed Products will be made on sequentially numbered invoices that (a) contain sales only of the Licensed Products, (b) contain a statement that the invoice shall be paid only to an account owned by Licensee or its assignee, and (c) are recorded in a separate ledger account.

         10.5 UNDERPAYMENTS. If, upon any examination of Licensee's books and records, Sweetface discovers any royalty underpayment by Licensee, which underpayment is not reasonably disputed by Licensee, Licensee will make all payments required to be made to correct and eliminate such underpayment within ten (10) days after Sweetface's demand or within ten (10) days of the resolution of the dispute. In addition, if said examination reveals a royalty underpayment of

                                       23

                                                          CONFIDENTIAL TREATMENT

*** for any royalty period, Licensee will reimburse Sweetface the reasonable cost of said examination within ten (10) days after Sweetface's demand (with full substantiating documentation) or within ten (10) days of the resolution of the dispute.

         10.6 FINANCIAL STATEMENTS. Licensee will provide to Sweetface a certified, audited financial statement within five (5) months after the end of each fiscal year of Licensee, prepared by a certified accountant having no interest in Licensee's business and approved by Sweetface. Licensee will also provide to Sweetface quarterly officer's certificates within thirty (30) days after the end of each quarter. Such officer's certificates must at all times evidence the Licensee's financial ability to produce, during the next twelve
(12) months, the greater of (a) *** percent more Licensed Products than are required by the then applicable Minimum Sales Level and (b) the amount of
Licensed Products required by the business plan agreed to by the parties.

                   ARTICLE 11. REPRESENTATIONS AND WARRANTIES

         11.1 REPRESENTATIONS AND WARRANTIES OF LICENSEE. Licensee hereby represents, warrants and covenants that:

         a. it has the full right, power and authority to enter into this
Agreement, and to perform all of its obligations hereunder;

         b. it is financially capable of undertaking the business operations which it conducts and of performing its obligations hereunder;

         c. it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

         d. all necessary corporate acts have been effected by it to render this
Agreement valid and binding upon it; and

         e. in its negotiations relative to this Agreement, it has not utilized the services of any finder, broker or agent, and it owes no commission or fees to any such person in relation hereto. Licensee agrees to indemnify Sweetface against, and hold it harmless from, any and all liabilities (including, without limitation, reasonable legal fees) to any person, firm or corporation claiming commissions or fees in connection with this Agreement or the transactions contemplated hereby as a result of an agreement with or services rendered to
Licensee.

         11.2 REPRESENATIONS AND WARRANTIES OF SWEETFACE. Sweetface hereby represents and warrants that it has the right to grant the rights granted hereunder and has the full right, power and authority to enter into this
Agreement and to perform its obligations hereunder.

                                       24

              ARTICLE 12. CONFIDENTIALITY AND HIRING OF EMPLOYEES

         12.1 CONFIDENTIALITY. Any and all information of any kind in any form acquired from Sweetface or Licensee, or their respective files or personnel, including but not limited to this Agreement, ideas, sketches and other materials or Trade Secrets, shall be deemed "Confidential Information" and shall be maintained by the other party, its Affiliates, employees, attorneys, accountants and bankers, in strict confidentiality. Each party agrees not to disclose, in whole or in part, any Confidential Information of the other to any third party, except upon consent of the other or pursuant to, or as may be required by law or under this Agreement, or in connection with regulatory or administrative proceedings and only then with reasonable advance notice of such disclosure to the other, and provided (a) that each such person shall agree to be bound by the terms of this Agreement; (b) that Confidential Information shall be used by the non-disclosing party, and such persons solely as provided hereunder; and that
Confidential Information shall be revealed only to those officers, directors and employees of the recipient, respectively, on a need to know basis. Each party shall take all reasonable precautions to protect the secrecy of the materials, samples, and designs described in Article 6 prior to their commercial distribution or the showing of samples for sale, and shall not sell any merchandise employing or adapted from any of said designs except under the
Trademarks, or as otherwise permitted hereunder. Neither Sweetface nor Licensee may, at any time during the term of this Agreement, disclose or use for any purpose, other than as contemplated by this Agreement, any revealed or otherwise acquired Confidential Information and data relating to the business of the other. This provision shall survive the termination hereof.

         12.2 HIRING OF EMPLOYEES. During the Term and for a period of two (2)
years thereafter, Licensee and Sweetface will, each not directly or indirectly employ on a full or part-time basis any employee of the other, or their affiliates.

                     ARTICLE 13. TRADEMARKS AND COPYRIGHTS

         13.1 RIGHTS TO THE TRADEMARK. Licensee acknowledges the great value of the goodwill associated with the Trademarks, and understands that the Trademarks and all the rights therein, and goodwill attached thereto, belong to Lopez and are licensed exclusively to Sweetface. Licensee will not, during the Term or thereafter: (a) do, or otherwise suffer to be done, any act or thing that might, in any way, adversely affect the rights of Lopez or Sweetface in and to the
Trademarks or that, directly or indirectly, may reduce the value of the
Trademarks or detract from their reputation; (b) prosecute an application to register the Trademarks; (c) attack Lopez or Sweetface's title or right in and to the Trademarks; (d) attack the validity of this sublicense or the Trademarks;
or (e) contest the fact that Licensee's rights under this Agreement (i) are solely those of a licensee, manufacturer and distributor (on the terms set forth herein), and (ii) subject to the provisions of Articles 14 and 15 hereof, cease upon expiration or termination of this Agreement. The provisions of this
Paragraph will survive the expiration and termination of this Agreement.

         13.2 PROTECTING THE TRADEMARKS. Licensee will cooperate fully and in good faith with Sweetface and Lopez for the purpose of securing, preserving and protecting Sweetface's rights in and to the Trademarks. At the reasonable request of Sweetface, Licensee will execute

                                       25

and deliver to Sweetface any and all documents and do all other acts and things that Sweetface deems necessary or appropriate to make fully effective or to implement the provisions of this Agreement relating to the ownership, use or registration of the Trademarks.

         13.3 COMPLIANCE WITH NOTICE AND OTHER REQUIREMENTS. Licensee will use the Trademark strictly in compliance with all applicable legal requirements.
Whenever the Trademarks are used on any item of packaging or labeling or in any advertisement, they must be followed, in the case of a registered trademark by the registration symbol, i.e., (R) and in the case of all other trademarks by the symbol (TM), or other appropriate symbols of similar import acceptable to
Sweetface or required by applicable law. At Sweetface's request, Licensee shall place an appropriate trademark ownership line on the Licensed Products or the labels affixed thereto. Upon expiration or termination of this Agreement for any reason whatsoever, Licensee will execute and deliver to Sweetface any and all documents required by Sweetface for terminating any and all registered user agreements and other documents regarding Licensee's use of the Trademarks.

         13.4 OWNERSHIP OF COPYRIGHTS. Any copyrights created by or for Licensee in any sketch, design, print, package, label, tag or the like, designed and approved for use in connection with Licensed Products, are hereby assigned by
Licensee to Sweetface. Licensee will not, at any time, do, or otherwise suffer to be done, any act or thing that may adversely affect any rights of Sweetface in such copyrights and will, at Sweetface's request, do all things reasonably required by Sweetface to preserve and protect said rights, including the placement of appropriate notices of copyright ownership.

         13.5 INFRINGEMENT. Licensee must promptly notify Sweetface of any infringement or other misuse of the Trademarks or the use by any person of any trademarks or trade names confusingly similar to the Trademarks that comes to its attention. Sweetface will take such action as it deems advisable, and
Licensee will assist in such action, as Sweetface may reasonably request, at
Sweetface's expense. In no event, however, will Sweetface be required to take any action if it deems it inadvisable to do so, and Licensee will have no right to take any action without the prior written consent of Sweetface. However, in the event of any infringement or other misuse of the Trademarks on items identical or similar to Licensed Products, Sweetface will take the measures it deems appropriate to protect the Trademarks, and Licensee, at Sweetface's request, will pay the reasonable cost incurred thereof (if Licensee shall have reasonably agreed as to these particular steps).

         13.6 COUNTERFEIT PROTECTION. Licensee will cooperate with Sweetface in all commercially reasonable efforts to prevent counterfeiting. All Licensed
Products shall bear and use any counterfeit preventive system, devices, labels or tracking system designated by Sweetface and reasonably agreed to by Licensee.
At its option, Sweetface may supply the system, devices, labels or tracking system (provided that they are supplied on a timely basis) that Licensee must use and provided, as to Licensee, that such devices or the like, do not add an appreciable cost to the Licensed Products or make them non-competitive. Licensee will pay all reasonable costs for such system, devices or labels.

         13.7 USE OF OTHER TRADEMARKS. During the Initial Term without
Extension, Licensee, and Affiliates of Licensee, or company in which the owners of Licensee are partners, or in which

                                       26

Licensee is a partner, may not act as a licensee in the Territory of any products within the definition of Licensed Products, under the name or related trademark of any female entertainer, for distribution to better department and specialty stores, unless expressly consented to in writing by Sweetface. If such consent is given, unless prohibited by other agreements, Licensee will provide
Sweetface with samples of any such competitive products it manufactures and distributes that do not bear the Trademarks. (Licensee may act as a manufacturer only of such products, provided that Licensee is not the licensee or distributor thereof.) In all cases, the design and style of any such products or any of
Licensee's private label products, must be clearly distinguished from Licensed
Products. A breach of this clause will constitute a violation of Licensee's obligation to use its best efforts to exploit this sublicense. Licensee must maintain the design, merchandising, packaging, sales and display of all of
Licensee's other products separate and distinct from Licensed Products. At no time may the employees, including sales people, of Licensee who work on
Licensee's business hereunder also work on the business related to the products of another female entertainer.

         13.8 USE OF TRADEMARKS ON INVOICES, ETC. Licensee must submit to
Sweetface for prior approval, the proposed use of the Trademarks on invoices, business cards, order forms, stationery and related materials and in advertising in telephone and other directory listings.

         13.9 MONITORING. Licensee will actively monitor use of the Trademarks by third parties, including by its customers, and will use its commercially reasonable good faith efforts to see that such use does not impair the image or reputation of the Trademarks; provided, however, that Licensee will have no obligation to place any unlawful restrictions on third parties.

                             ARTICLE 14. INSOLVENCY

         14.1 EFFECT OF PROCEEDING IN BANKRUPTCY, ETC. If Licensee institutes for its protection or is made a defendant in any proceeding under bankruptcy, insolvency, reorganization or receivership law, or if Licensee is placed in receivership or makes an assignment for benefit of creditors or is unable to meet its debts in the regular course of business, Sweetface may elect to terminate this Agreement immediately by written notice to the other party without prejudice to any right or remedy Sweetface may have, including, but not limited to, damages for breach in accordance with applicable laws.

         14.2 RIGHTS PERSONAL. The sublicense and rights granted hereunder are personal to Licensee. No assignee for the benefit of creditors, receiver, trustee in bankruptcy, sheriff or any other officer or court charged with taking over custody of Licensee's assets or business, shall have any right to continue performance of this Agreement or to exploit or in any way use the Trademarks if this Agreement is terminated pursuant to Paragraphs 14.1, except as may be required or permitted by law.

         14.3 TRUSTEE IN BANKRUPTCY. Notwithstanding the provisions of Paragraph
14.2 above, in the event that, pursuant to applicable bankruptcy law (the
"Code"), a trustee in bankruptcy, receiver or other comparable person, of
Licensee, or Licensee, as debtor, is permitted to assume this Agreement and does so and, thereafter, desires to assign this Agreement to a third party, which assignment satisfies the requirements of the Code, the trustee or Licensee, as the case may be, must notify Sweetface. Said notice shall set forth the name and address of

                                       27

the proposed assignee, the proposed consideration for the assignment and all other relevant details thereof. The giving of such notice will be deemed to constitute an offer to Sweetface to have this sublicense assigned to it or its designee for such consideration, or its equivalent in money, and upon such terms as are specified in the notice. Sweetface may accept the aforesaid offer only by written notice given to the trustee or Licensee, as the case may be, within fifteen (15) days after Sweetface's receipt of the notice to such party. If
Sweetface fails to deliver such notice within the said fifteen (15) days, such party may complete the assignment referred to in its notice, but only if such assignment is to the entity named in said notice and for the consideration and upon the terms specified therein. Nothing contained herein will be deemed to preclude or impair any rights that Sweetface may have as a creditor in any bankruptcy proceeding.

                     ARTICLE 15. EXPIRATION AND TERMINATION

         15.1 OTHER RIGHTS UNAFFECTED. Expiration or termination of this
Agreement will not affect any obligation of Licensee to make payments to
Sweetface hereunder accruing prior to such expiration or termination or in respect to an antecedent breach of this Agreement, and will not prejudice any other right of Sweetface hereunder including, without limitation damages for breach and Licensee agrees to reimburse Sweetface for any costs and expenses
(including attorneys' fees incurred by Sweetface in enforcing its rights hereunder if Sweetface prevails. Except as required or permitted by law, no assignee for the benefit of creditors, receiver, liquidator, sequestrator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of Licensee's assets shall have the right to continue the performance of this Agreement.

         15.2 TERMINATION. If Licensee breaches any of its obligations, representations and/or warranties under this Agreement, Sweetface will have the right to terminate this Agreement by giving Licensee a notice of intention to terminate. Termination will become effective unless Licensee completely cures the breach within thirty (30) days after the giving of such written notice, or, if the breach cannot reasonably cured within thirty (30) days, takes steps in good faith to cure the breach within such thirty (30) days and diligently completes the cure in no more than sixty (60) days. Anything herein to the contrary notwithstanding, Sweetface will have the right to immediately terminate this Agreement by giving Licensee a notice of termination, without giving
Licensee any right to cure, if Licensee: (a) makes an unauthorized disclosure of
Confidential Information, Trade Secrets, or materials given or loaned to
Licensee by Sweetface (unless such breach is curable within fifteen (15) days);
(b) exhibits, displays, or distributes unapproved or disapproved products
(unless such breach is curable within fifteen (15) days); (c) without the prior written consent of Sweetface, uses the Trademarks in an unauthorized or improper manner; (d) uses the Trademarks in connection with another trademark or name without the prior written consent of Sweetface; (e) places, or participates in, any unapproved or prohibited advertising (unless such breach is curable within fifteen (15) days); or (f) fails to comply with the Minimum Sales Levels;
provided, however, that as to the first time, each of the events described in
(a) through (f) above, such breach shall have a material adverse impact on the business of Licensee hereunder or Sweetface as a whole. If the notice relates to royalties or to product quality, pending cure, Licensee may ship no Licensed
Products; if Licensee does ship, it will automatically forfeit its right to cure and the sublicense shall terminate immediately. To fully cure its breach,
Licensee must also reimburse Sweetface for its attorneys' fees incurred in investigating and analyzing the breach and issuing the notice of breach and for any other

                                       28

communication in connection therewith. Upon the giving of a notice of intention to terminate for the second time, for any reason, Licensee will no longer have the right to cure any violation, and termination will be effective upon the giving of a notice of termination.

         15.3 EFFECT OF EXPIRATION OR TERMINATION. Upon expiration or termination of this Agreement for any reason whatsoever:

         a. Reversion of Rights. All of the rights of Licensee under this
Agreement will terminate and immediately revert to Sweetface. Licensee, except as specified below, will immediately discontinue use of the Trademarks, whether in connection with the sale, advertisement or manufacture of Licensed Products or otherwise, and will not resume the use thereof or adopt any colorable imitation of the Trademarks or any of the components or designs incorporated therein or material parts thereof.

         b. Royalties. All royalties on sales theretofore made will become immediately due and payable.

         c. Return of Labels and Other Materials. At Sweetface's option,
Licensee will (i) promptly destroy, or (ii) convey to Sweetface (at a price equal to Licensee's book value thereof) and free of all liens and encumbrances, all plates, engravings, computer tapes, molds, or the like used to make or reproduce the Trademarks in Licensee's possession or control, and all items affixed with likenesses or reproductions of the Trademarks in Licensee's possession or control whether Labels, bags, boxes, tags or otherwise. Licensee will deliver to Sweetface, free of charge, all sketches, designs and the like in its possession or control. Sweetface will have the option, exercisable upon notice to Licensee within thirty (30) days after termination, to negotiate the purchase of the Labels that were not supplied by Sweetface. If such negotiations do not result in the purchase of those Labels, Licensee will destroy those
Labels under the supervision of Sweetface, and Licensee will deliver to
Sweetface a certificate of destruction signed by an authorized officer of
Licensee.

         d. Pending Orders. Except as otherwise provided below, Licensee will be entitled for a period of six (6) months after expiration or termination of this
Agreement, to consummate all sales of Licensed Products that were firm upon the delivery of the Inventory Schedule specified in Paragraph 15.3(e) below.

         e. Inventory/Right to Purchase. Licensee shall immediately deliver to
Sweetface an Inventory Schedule. The Inventory Schedule will be prepared as of the close of business on the date of such termination and will reflect the direct cost of each Licensed Product (actual manufacturing cost, not including overhead or any general or administrative expenses). Sweetface will have the right to conduct a physical inventory of Licensed Products in Licensee's possession or control. Sweetface will have the option, exercisable by notice to
Licensee, within thirty (30) days after its receipt of the complete Inventory
Schedule, to purchase any or all of the Inventory for an amount equal to
Licensee's cost. In the event Sweetface sends such notice, Sweetface may collect the Inventory it elects to purchase within sixty (60) days after Sweetface's notice.

         f. Inventory/Right to Sell Off. Except as otherwise provided below, if
Sweetface

                                       29

does not elect to purchase the Inventory, Licensee may sell off Licensed
Products up to a period of six (6) months after the date of expiration or termination.

         g. Non-Conforming Products. Under no circumstances will Licensee be permitted to (i) sell Licensed Products that have not been approved in accordance with Paragraph 6.3 above or are non-conforming as to style or quality; or (ii) advertise or promote the Trademarks during the sell-off period without Sweetface's prior approval. The sell off of Licensed Products will be subject to all of Licensee's obligations hereunder, including, but not limited to, royalty payment obligations.

         h. Remaining Products. At the end of such six (6) month period, any
Licensed Products remaining in Licensee's possession will, at the request of and under the supervision of Sweetface, be destroyed.

         15.4 FREEDOM TO SUBLICENSE. In the event of expiration or termination of this Agreement or the receipt by Sweetface of a notice or termination from
Licensee, Sweetface will be free to Sublicense to others the use of the
Trademarks in connection with the manufacture and sale of Licensed Products in the Territory, provided the shipment of Products commences after the final date of the expired or terminated Term.

                                       30

                                                          CONFIDENTIAL TREATMENT

         15.5 ROYALTY PAYMENTS ON TERMINATION. Upon termination of this
Agreement as a result of a breach by Licensee, the total amount of the
Guaranteed Minimum Royalties for the *** of the Term, although not yet due, shall, without notice of demand, forthwith become and be immediately due and payable.

                  ARTICLE 16. RELATIONSHIP BETWEEN THE PARTIES

         16.1 NO AGENCY. Licensee shall not represent itself as the agent or legal representative of Sweetface, Sweetface's affiliates or Lopez for any purpose whatsoever and shall have no right to create or assume any obligation of any kind, expressed or implied, for or on behalf of them in any way whatsoever.
Sweetface shall similarly not represent itself as the agent or legal representative of Licensee.

                              ARTICLE 17. CUSTOMS

         17.1 COMPLIANCE. Licensee, as importer of record for the Licensed
Products, shall, at all times, fully comply with the terms of the Customs
Modernization Act and shall provide to the United States Customs Services ("U.S.
Customs") complete and accurate information relevant to the classification, valuation and admissibility of Licensed Products manufactured in whole, or in part, outside the United States of America. Licensee shall further provide to
U.S. Customs all relevant information and accompanying documentation regarding the payment of royalties, buying commissions, etc. in connection with imported
Licensed Products.

         17.2 NOTICES TO SWEETFACE. Licensee shall immediately notify Sweetface of any written or oral communication from or to U.S. Customs relating to the importation of Licensed Products. Licensee shall provide to Sweetface copies of all written correspondence including, but not limited to, the following:

         a. correspondence to and from U.S. Customs involving matters whereby
Licensee requests a formal ruling, e.g., classifications, value or marking, etc.;

         b. protests and Applications for Formal Review (CF-19);

         c. Requests of Information (CF-28);

         d. Notice of Action (CF-29);

         e. Notice of Mark and/or Notice to Redeliver (CF-4647);

         f. Notice of Penalty or Liquidated Damages Incurred and Demand for
Payment (CF-5955A); and

                                       31

         g. Pre-Penalty and Penalty Notices.

         Under no circumstances will Licensee seek any formal Customs ruling in connection with the importation of Licensed Products that may in any way adversely affect Sweetface, Sweetface's reputation, the reputation of the
Trademarks or the reputation of Licensed Products, without the express written approval of Sweetface.

         17.3 REGISTRATION NUMBER. Licensee will, when available, obtain from the Federal Trade Commission a registration number ("RN") and will apply such number to all Licensed Products that Licensee imports and distributes in the
United States of America. In the event Licensee does not itself distribute
Licensed Products in the United States, Licensee shall notify Sweetface of the entity authorized for such distribution and arrange for such entity to obtain an
RN.

                   ARTICLE 18. INDEMNIFICATION AND INSURANCE

         18.1 INDEMNIFICATION BY LICENSEE. Licensee will indemnify, defend, and hold harmless Lopez, Sweetface, and their directors, officers, employees, agents, officials and related companies from and against any and all losses, liability, claims, causes of action, damages and expenses (including reasonable attorneys' fees and expenses in actions involving third parties or between the parties hereto) that they or any of them may incur or be obligated to pay in any action, claim or proceeding against them or any of them, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by
Licensee or any of its servants, agents or employees in connection with or in any way related to Licensee's performance of this Agreement, including (a)
product liability claims, i.e. claims based on any defects in the Licensed
Products; (b) Licensee's breach of its representations, warranties and covenants hereunder; (c) any trademark infringement other than by use of the Trademarks;
and (d) Licensee's use of Licensee's own designs, in connection with Licensed
Products manufactured by or on behalf of Licensee or patent, trademark, copyright or other proprietary rights; provided, however, that Sweetface gives
Licensee prompt notice of, and full cooperation in the defense against, such claim. If any action or proceeding is brought or asserted against Sweetface or
Lopez in respect of which indemnity may be sought from Licensee under this
Paragraph 18.1, Sweetface will promptly notify Licensee thereof in writing, and
Licensee will assume and direct the defense thereof. Sweetface and Lopez may thereafter, be represented by their own counsel in such action or proceeding.
Sweetface and Licensee will keep each other fully advised of all developments and shall cooperate fully with each other and in all respects in connection with any such defense. The provisions of this Paragraph and Licensee's obligations hereunder will survive any termination or rescission of this Agreement.

         18.2 NOTICE OF SUIT OR CLAIM. Licensee shall promptly inform Sweetface by written notice of any suit or claim against Licensee in connection with or in any way related to Licensee's performance under this Agreement, whether such suit or claim is for personal injury, involves alleged defects in the Licensed
Products manufactured, sold or distributed hereunder, or otherwise.

                                       32

                                                          CONFIDENTIAL TREATMENT

         18.3 INDEMNIFICATION BY SWEETFACE. Sweetface will indemnify, defend, and hold harmless Licensee against any and all liabilities, damages and expense
(including reasonable attorneys' fees, costs and expenses) which Licensee may incur or be obligated to pay in any action or claim against Licensee for infringement of any other person's claimed right to use a trademark in those countries in the Territory in which the Trademarks are registered, but only where such action or claim results from Licensee's use of the Trademarks in the
Territory in accordance with the terms of this Agreement. Licensee will give
Sweetface prompt written notice of any such claim or action, and thereupon
Sweetface will undertake and conduct the defense of any suit so brought. It is understood, however, that if there is a dispute between Sweetface and Licensee as to whether the suit was brought as a result of Licensee's failure to use the
Trademarks in accordance with this Agreement, Licensee may be required to conduct such defense unless and until it is determined that no such misuse of the Trademarks occurred. In the event appropriate action is not taken by
Sweetface within thirty (30) days after its receipt of notice from Licensee,
Licensee will have the right to defend such claim or action in its own name, but no settlement or compromise of any such claim or action may be made without the prior written approval of Sweetface. In either case, Sweetface and Licensee will keep each other fully advised of all developments and shall cooperate fully with each other and in all respects in connection with any such defense.

         18.4 INSURANCE.

         a. Requirements. Without limiting Licensee's liability pursuant to the indemnity provisions of this Agreement, Licensee will maintain comprehensive general liability insurance in the amount of at least *** (combined single limit per occurrence) with a broad form property damage liability endorsement. This insurance must include broad form blanket contractual liability, personal injury liability, advertising injury (including trademark and copyright infringement), workers compensation, liability, products and completed operations liability.
Each coverage shall be written on an "occurrence" form.

         b. Theft and Destruction Coverage. Licensee must purchase or maintain insurance against theft and destruction of the Licensed Products that will (i)
be written on an "all risk" basis; (ii) provide that Licensee will be reimbursed for loss in an amount equal to the manufacturer's selling price for the products
(this may be accomplished by either a selling price endorsement or business interruption insurance); (iii) provide that Sweetface is added as a loss payee as respects to loss to Licensed Products; (iv) be in effect while goods are on premises owned, rented or controlled by Licensee and while in transit or storage; and (v) include a brand and label clause stating that the insurer will pay the cost of removing Sweetface's name from damaged merchandise and relabeling goods.

         c. General Provisions. The insurance described in subparagraphs (a) and
(b) above will include: (i) a cross-liability endorsement; (ii) an endorsement stating that Sweetface will receive at least thirty (30) days written notice prior to cancellation or non-renewal of coverage; (iii) an endorsement naming
Sweetface and Lopez as additional insureds; (iv) an endorsement stating that the insurance required by this Agreement is primary and that any insurance purchased by Sweetface will only apply in excess of the insurance purchased by Licensee;
(v) a waiver of subrogation in favor of Sweetface; and (vi) an endorsement stating that Sweetface

                                       33

         d. may recover for any loss caused Sweetface, its agents or employees by the negligence (including active, passive and gross negligence) of Licensee.

         e. Approved Carrier/Policy Changes. All insurance must be obtained from an insurance company approved by Sweetface. Licensee shall notify Sweetface at least thirty (30) days prior to the cancellation of, or any modification in, such insurance policy that would affect Sweetface's status or benefits thereunder. Licensee may obtain this insurance for Sweetface in conjunction with a policy that covers products other than the Licensed Products.

         f. Evidence of Coverage. No later than ten (10) days from the date hereof, Licensee shall furnish to Sweetface evidence, in form and substance satisfactory to Sweetface, of the maintenance and renewal of the required insurance including, but not limited to, copies of policies with applicable riders and endorsements, and certificates of insurance.

                              ARTICLE 19. NOTICES

         19.1 MANNER OF NOTICE. Any notice, request for approval, communication or legal service of process required or arising out of or under this Agreement will be effective only when personally delivered in writing, or on the date when the notice, request, service or communication is transmitted confirmed by electronic facsimile (with a second confirmation copy to be sent by mail) or the day after the notice, service or communication is sent by overnight air courier service (e.g., FedEx Courier); or five (5) days after the date of mailing by first class registered mail. All notices will be sent to the parties at the addresses listed below or to such other persons and addresses as may be designated in writing by the parties to each other. The date a notice will be deemed to be transmitted, sent by overnight air courier or mailed will be the date at the notifying party's place of business at the time of transmission, sending or mailing.

         To Sweetface:          SWEETFACE FASHION COMPANY, LLC
                                1071 Avenue of the Americas
                                New York, New York 10018
                                Attention: Andy Hilfiger
                                Telephone: (212) 616-1514
                                Facsimile: (917) 510-0001

         with copies to:        Steven R. Gursky, Esq.
                                Gursky & Partners, LLP
                                1350 Broadway, 11th Floor
                                New York, New York 10018
                                Telephone: (212) 904-1234
                                Facsimile: (212) 967-4465

                                SWEETFACE FASHION COMPANY, LLC
                                1071 Avenue of the Americas
                                New York, New York 10018
                                Attention: Chip Rosen
                                Telephone: (212) 616-1510

                                       34

                                Facsimile: (917) 510-0001

                                Brian Murphy
                                Murphy & Kress
                                2401 Main Street
                                Santa Monica, CA 90405
                                Telephone: (310) 396-7000
                                Facsimile: (310) 396-2690

                                Charles Baker, Esq.
                                Paul, Hastings, Janofsky & Walker, LLP
                                75 East 55th Street
                                New York, New York  10022
                                Telephone: (212) 318-6250
                                Facsimile: (212) 318-6847

         To Licensee:           Warnaco Inc.
                                501 Seventh Avenue, 11th Floor
                                New York, NY 10018
                                Attention: Jay Galluzzo, V.P., General Counsel
                                Telephone: (212) 287-8282
                                Facsimile: (212) 503-8536

         with a copy to:        Katten Muchin Zavis Rosenman & Colin LLP
                                575 Madison Avenue
                                New York, NY 10022
                                Attention: Karen Artz Ash, Esq.
                                Telephone: (212) 940-8554
                                Facsimile: (212) 940-8671

                     ARTICLE 20. SUSPENSION OF OBLIGATIONS

         20.1 SUSPENSION OF OBLIGATIONS (FORCE MAJEURE)

         a. If Licensee is prevented from performing any of its obligations because of governmental regulation or order, or by strike or war, declared or undeclared, or other calamities such as fire, earthquake, or similar acts of
God, or because of other similar or dissimilar cause beyond the control of
Licensee, Licensee's obligations will be suspended during the period of such condition. If such condition continues for a period of more than sixty (60)
days, Sweetface will have the right to terminate this Agreement. If the Force
Majeure does not impact Licensee directly but it prevents Licensee from manufacturing and/or delivering Licensed Products, due to an inability to obtain fabric or other materials, destruction of manufacturing facilities, inability to deliver finished product or similar conditions, Licensee shall have a period of no more than ninety (90) days to find alternate sources and Licensee will advise
Sweetface on a weekly basis of the progress it has made in that regard. If, in
Sweetface's reasonable opinion, Licensee fails to diligently proceed to obtain alternate sources, or if the condition continues for

                                       35

more than ninety (90) days, whichever first occurs, Sweetface shall have the right to terminate this Agreement.

         b. If Jennifer Lopez is convicted of a felony and such conviction has a material adverse effect on Licensee's business hereunder, Licensee may, within thirty (30) days after the occurrence of such event or circumstances, by written notice to be effective immediately upon the date of such notice, terminate this
Agreement.

                           ARTICLE 21. MISCELLANEOUS

         21.1 BENEFIT. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to their permitted successors and assigns.

         21.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and may not be amended or modified, except in a writing signed by both parties hereto.

         21.3 NON-WAIVER. The failure of either party to enforce at any time any term, provision or condition of this Agreement, or to exercise any right or option herein, except Licensee's request for Extension, will in no way operate as a waiver thereof, nor will any single or partial exercise preclude any other right or option herein; and no waiver whatsoever will be valid unless in writing, signed by the waiving party, and only to the extent set forth in such writing.

         21.4 NO ASSIGNMENT WITHOUT CONSENT

         a. The sublicense and rights granted to Licensee hereunder are personal in nature, and Licensee may not sell, transfer, lease, sublicense or assign this
Agreement or its rights or interest hereunder, or any part hereof, by operation of law or otherwise, without the prior written consent of Sweetface, which consent may be withheld by Sweetface in its sole and absolute discretion, except that Licensee shall have the right, upon written notice to Sweetface, to assign or sublicense this Agreement to a corporation, subsidiary or affiliate under the same direction and control as Licensee; provided, however, that in such event
Licensee unconditionally guarantees the performance and obligations of such corporation, subsidiary or affiliate under this Agreement.

         b. With respect to countries set forth on Exhibit D, Licensee shall have the right to grant sublicenses hereunder, provided that (i) such sublicensees are financially capable of performing their obligations and are reputable in the industry; (ii) the form of sublicense shall be approved by
Sweetface; (iii) Licensee will remain primarily responsible to Sweetface for the performance of any sublicensees hereunder, including the payment of royalties hereunder; (iv) Sweetface shall consent to the same, which consent shall not be unreasonably withheld; and (v) any such sublicense is subject to the terms hereof.

         21.5 SALE OF ASSETS. A sale or other transfer of all or substantially all of the assets of Licensee or a change in the control of Licensee will be deemed an assignment of Licensee's rights and interests under this Agreement to which the terms and conditions of Paragraph 21.4 of this Agreement shall apply, however, in the event that Licensee shall complete such a transaction

                                       36

without Sweetface's consent, such transaction shall not cause a default hereunder. However, in the event that Sweetface shall reasonably determine that the entity resulting from such change in control or sale of assets is not able to perform the obligations of Licensee hereunder or is not financially sound or otherwise of suitable reputation, experience or stature in the business community, at Sweetface's reasonable discretion, Sweetface may require Licensee to forfeit such portion of any Extension(s) which have not yet begun and which would serve to extend this Agreement for more than one (1) year from such sale or transfer.

         21.6 SALE OF STOCK/INTEREST. Any transfer, by operation of law or otherwise, of Licensee's interest in this Agreement (in whole or in part), of a fifty (50%) percent or greater interest in Licensee (whether in one or in a series of transactions in Licensee, whether of stock, partnership interest or otherwise), or any interest directly or indirectly to a direct competitor of
Sweetface shall be deemed an assignment of Licensee's rights and interest under this Agreement to which the terms and conditions of Paragraph 21.4 of this
Agreement shall apply, however, in the event that Licensee shall complete such a transaction without Sweetface's consent, such transaction shall not cause a default hereunder. However, in the event that Sweetface shall reasonably determine that the entity resulting from such a transfer is not able to perform the obligations of Licensee hereunder or is not financially sound or otherwise of suitable reputation, experience or stature in the business community, at
Sweetface's reasonable discretion, Sweetface may require Licensee to forfeit such portion of any Extension(s) which have not yet begun and which would serve to extend this Agreement for more than one (1) year from such sale or transfer.
The issuance of shares of stock to other than the existing shareholders is deemed to be a transfer of that stock for the purposes of this Paragraph only.

         21.7 ASSIGNMENT BY SWEETFACE. Sweetface has a complete and unrestricted right to sell, transfer, lease or assign its rights and interests in this
Agreement to any person or entity, providing that such transferee agrees to be bound by all of the terms and obligations of Sweetface hereunder. When Sweetface wishes to sell, transfer, lease or assign its rights and interests in this
Agreement, Sweetface will give reasonable written notice to Licensee.

         21.8 SEVERABILITY. If any provision or any portion of any provision of this Agreement is construed to be illegal, invalid, or unenforceable, such shall be deemed stricken and deleted from this Agreement to the same extent and effect as if never incorporated herein, but all other provisions of this Agreement and any remaining portion of any provision which is not deemed illegal, invalid or unenforceable in part shall continue in full force and effect.

         21.9 GOVERNING LAW. This Agreement has been negotiated, prepared, executed and delivered in several jurisdictions, including the State of New
York, United States of America. Accordingly, in order to establish with certainty that this Agreement will be governed by one body of well-developed commercial law, the parties hereto have expressly agreed that this Agreement shall be governed by, and construed in accordance with, the laws of the State of
New York, applicable to contracts executed and fully to be performed therein, to the exclusion of any other applicable body of governing law including, without limitation, the United Nations Convention on Contracts for the International
Sale of Goods.

         21.10 JURISDICTION. The parties hereby consent to the exclusive jurisdiction of the United States District Court for the Southern District of
New York and any of the courts of the

                                       37

State of New York in any dispute arising under this Agreement and agree further that service of process or notice in any such action, suit or proceeding will be effective if in writing and issued provided in Paragraph 19.1 hereof.

         21.11 EXHIBITS. All Exhibits are incorporated into this Agreement.
Sweetface may revise its reporting, approval and related forms at any time at its sole discretion.

         21.12 HEADINGS. The headings of the Articles and Paragraphs of this
Agreement are for convenience only and in no way limit or affect the terms or conditions of this Agreement.

         21.13 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument, effective upon the full execution and exchange hereof.

WARNACO INC.                        SWEETFACE FASHION COMPANY, LLC

By: /s/ Stanley P. Silverstein      By: /s/ Joseph M. Lamastra
   -----------------------------       ----------------------------------

Name: Stanley P. Silverstein        Name: Joseph M. Lamastra
     ---------------------------         --------------------------------

Title: Senior Vice President        Title: Chief Financial Officer
      --------------------------          -------------------------------

                                       38

                                    EXHIBIT A

                                LICENSED PRODUCTS

Intimate Apparel and female underwear in all sizes (including infants, children's, teens, juniors and women's', including but not limited to, panties, bras, shapewear, sleepwear, loungewear and daywear, all for sale to other than sportswear buyers. Sale of items resembling loungewear to sportswear buyers as part of a sportswear collection is specifically reserved to Sweetface.

                                      A-1

                                    EXHIBIT B

                         SWEETFACE FASHION COMPANY, LLC
                            SUPPLIER CODE OF CONDUCT

         We, at Sweetface Fashion Company LLC (hereinafter "Sweetface"), are proud of our tradition of conducting our business in accordance with the highest ethical standards and in compliance with the laws of the United States and of the countries in which we produce, buy and sell our products.

         Sweetface is committed to legal compliance and ethical business practices in all operations and seeks to do business with suppliers who share that commitment. Sweetface actively seeks to engage as its suppliers, companies which offer their workers safe and healthy workplaces.

         Sweetface will not tolerate exploitative or abusive conditions once known. The Sweetface Fashion Company, LLC Supplier Code of Conduct (hereinafter the "Code of Conduct") defines our minimum expectations. No Code can be all inclusive, but we expect our suppliers to act reasonably in all respects and to ensure that no abusive, exploitative or illegal conditions exist at their workplaces, or those of their manufacturers, subcontractors and suppliers.

         Sweetface requires its suppliers to extend principles of fair and honest dealing to all others with whom they do business, including employees, manufacturers, subcontractors and other third parties. We also require our suppliers to ensure and to certify to us that no abusive, exploitative or illegal conditions exist at their workplaces and those of their manufacturers, subcontractors and suppliers.

         Sweetface will only do business with suppliers who obey the laws of the country in which they operate and the principles expressed in this Code of
Conduct.

         Sweetface will only do business with suppliers who have certified to us that their business practices and those of their manufacturers, subcontractors and suppliers are lawful, ethical and in compliance with the principles set forth in this Code of Conduct. Moreover, Sweetface will only do business with suppliers who have agreed to be subjected to the scrutiny of the Sweetface
Supplier Monitoring Program under which they and their manufacturers, subcontractors and suppliers will be inspected and evaluated to ensure their compliance with this Code of Conduct.

         Forced Labor: Sweetface will not purchase products or components thereof from manufacturers, subcontractors and suppliers that use forced labor, prison labor, indentured labor or exploited bonded labor, or permit their suppliers to do so.

         Child Labor: Sweetface will not purchase products or components thereof manufactured by persons younger than 15 years of age or younger than the age of completing compulsory education in the country of manufacture where such age is higher than 15.

                                      B-1

         Harassment or Abuse: Sweetface manufacturers, subcontractors and suppliers must treat their employees with respect and dignity. No employee shall be subject to physical, sexual or psychological harassment or abuse.

         Nondiscrimination: Sweetface manufacturers, subcontractors and suppliers shall not subject any person to discrimination in employment, including hiring, salary, benefits, advancement, discipline, termination or retirement, on the basis of gender, race, religion, age, disability, sexual orientation, nationality, political opinion, or social or ethnic origin.

         Health and Safety: Sweetface manufacturers, subcontractors and suppliers shall provide a safe and healthy working environment to prevent accidents and injury to health arising out of, linked with, or occurring in the course of work or as a result of the operation of employer facilities. Employers must fully comply with all applicable workplace conditions, safety and environmental laws.

         Freedom of Association: Sweetface manufacturers, subcontractors and suppliers shall recognize and respect the right of employees to freely associate in accordance with the laws of the countries in which they are employed.

         Wages and Benefits: Sweetface manufacturers, subcontractors and suppliers recognize that wages are essential to meeting employees' basic needs.
Sweetface manufacturers, subcontractors and suppliers shall pay employees at least the minimum wage required by local law regardless of whether they pay by the piece or by the hour and shall provide legally mandated benefits.

         Work Hours: Sweetface manufacturers, subcontractors and suppliers shall not require their employees to work more than the limits on regular and overtime hours allowed by the law of the country of manufacture. Except under extraordinary business circumstances, Sweetface manufacturers', subcontractors'
and suppliers' employees shall be entitled to one day off in every seven day period. Sweetface manufacturers, subcontractors and suppliers must inform their workers at the time of their hiring if mandatory overtime is a condition of their employment. Sweetface manufacturers, subcontractors and suppliers shall not compel their workers to work excessive overtime hours.

         Overtime Compensation: Sweetface manufacturers', subcontractors' and suppliers' employees, shall be compensated for overtime hours at such premium rate as is legally required in the country of manufacture or, in countries where such laws do not exist, at a rate at least equal to their regular hourly compensation rate.

         Contract Labor: Sweetface manufacturers, subcontractors and suppliers shall not use workers obligated under contracts which exploit them, which deny them the basic legal rights available to people and to workers within the countries in which they work or which are inconsistent with the principles set forth in this Code of Conduct.

         Legal and Ethical Business Practices: Sweetface manufacturers, subcontractors and suppliers must fully comply with all applicable local, state, federal, national and international laws, rules and regulations including, but not limited to, those relating to wages, hours, labor, health and safety, and immigration. Sweetface manufacturers, subcontractors and suppliers must

                                      B-2

be ethical in their business practices.

         Penalties: Sweetface reserves the right to terminate its business relationship with any supplier who violates this Code of Conduct or whose manufacturers, subcontractors or suppliers violate this Code of Conduct.
Sweetface reserves the right to terminate its business relationship with suppliers who fail to provide written confirmation to Sweetface that they have a program in place to monitor their manufacturers, subcontractors and suppliers for compliance with this Code of Conduct.

                                      B-3

                                    EXHIBIT C

                             MANUFACTURING AGREEMENT

         THIS AGREEMENT made this _____ day of ____________________________, by and between, __________________________________________________________ having an office at_________________________________________________________________
(hereinafter referred to as the "Company"), and________________________________
_______________ having an office at ___________________________________________
_____________ (hereinafter referred to as the "Manufacturer").

                              W I T N E S S E T H :

         WHEREAS, Manufacturer is engaged in the manufacture of certain products or their components;

         WHEREAS, Company wishes to contract with Manufacturer for the manufacture of certain products or their components, which products or their components may bear the trademark J.Lo by Jennifer Lopez or related logos, crests, emblems or symbols, including combinations, forms and derivatives thereof as are from time to time used by Company or any of its affiliates, whether registered or unregistered (the "Trademarks"); and

         WHEREAS, Jennifer Lopez ("Lopez") is the owner of all rights, title and interests in and to the Trademarks, to use the Trademarks;

         WHEREAS, Lopez has granted Sweetface Fashion Company, LLC ("Sweetface")
a license to use such Trademarks; and

         WHEREAS, Company has been sublicensed by Sweetface to use the
Trademark.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

         1. THE PRODUCTS. For purposes of this Agreement, "Products" are defined as completed products which bear the Trademarks, including their components, whether or not such components themselves bear the Trademarks.

         2. TERM.

         (a) The term of this Agreement shall commence as of the date hereof and continue through December 31, _____.

         (b) In the event that Manufacturer shall have faithfully performed each and every obligation of this Agreement during the Term referred to in Paragraph
2(a) above, then this

                                      C-1

Agreement shall automatically renew from month to month commencing immediately upon expiration of the Term, unless either party has given the other thirty (30)
days written notice of its intention to terminate the Agreement.

         3. MANUFACTURE.

         (a) Manufacturer shall only manufacture the specific number of Products as requested by Company and at no time shall manufacture excess goods or overruns. Manufacturer shall not at any time during the term or thereafter sell, transfer or otherwise dispose of any Products or packaging bearing the
Trademarks to any third parties without the express prior written consent of
Company and Sweetface.

         (b) Company and Sweetface have created certain designs and patterns from which Manufacturer will create three-dimensional samples. Company shall advise Manufacturer if the samples meet Company's quality requirements within fifteen (15) days of receipt. Manufacturer shall make any modifications to the samples as required by the Company. Samples accepted by Company shall be designated as prototypes for the purposes of this Agreement. Manufacturer shall comply with all terms of Company's purchase orders. Manufacturer shall follow
Company's Current Quality Assurance procedures and standards and its fabric and garment testing requirements.

         (c) Manufacturer understands, accepts, will abide by and shall ensure all Products are manufactured or caused to be manufactured in compliance with the Company's Quality Assurance procedures and standards and fabric and garment testing that are in effect at the time of manufacture. Manufacturer and its
Suppliers (as hereinafter defined in Paragraph 4(c) below) shall notify Company in writing as indicated below if a particular fabric does not meet Company's fabric testing requirements.

         (d) All Products and packaging manufactured by Manufacturer shall be delivered to locations specified by Company directly to Company, whichever
Company may direct.

         4. COMPLIANCE WITH CODE; APPLICABLE LAWS.

         (a) Annexed hereto as ADDENDUM 1 is Sweetface's Supplier Code of
Conduct (the "Code"). As a condition to manufacturing Products hereunder,
Manufacturer shall comply with the terms of the Code and evidence such compliance by, (1) upon execution of this Agreement, executing the Third Party
Manufacturer's Certification annexed hereto as ADDENDUM 2 or such other form as may be provided by Company from time to time, and returning such document to
Company (2) publicly displaying the Code, in the form provided by Company from time to time, in clearly visible locations in Manufacturer's facility at all times while this Agreement is in effect and (3) executing the Manufacturer
Certification once a year thereafter during every year in which the Agreement is in effect.

         (b) In order to ensure compliance with the Code, Company certifies that it has developed a program of monitoring its manufacturers and such manufacturers' Subcontractors (as hereinafter defined in Paragraph 4(c) below)
(hereinafter the "Supplier Monitoring Program"). As a condition to manufacturing
Products hereunder, Manufacturer hereby agrees that it shall cooperate fully with the Supplier Monitoring Program, which cooperation includes

                                      C-2

but is not limited to Company's inspections in accordance with Paragraph 5, below.

         (c) For purposes of this Agreement: (i) a "Subcontractor" is an entity or an individual which Manufacturer hires, pays, directs or uses to perform manufacturing tasks or processes on the Products and (ii) a "Supplier" is an individual or entity that produces components of the Products, and provides such components to Manufacturer in order to assemble the finished Products. Examples of a Supplier include, but are not limited to, fabric/trim manufacturers, yarn manufacturers, or zipper manufacturers, provided that such named manufacturers do not contribute further to the manufacture of the finished Products. Prior to utilizing any Subcontractor(s) or Supplier(s) for the manufacture of Products, and within two weeks of the execution of this Agreement, Manufacturer shall provide written notice to Company of: (i) the name and address of each such
Subcontractor and/or Supplier; (ii) the nature and type of work performed or product supplied to Manufacturer; and (iii) the past and intended duration of the Subcontractor or Supplier relationship.

         (d) Manufacturer may only use a Subcontractor with the express prior written consent of Company. Within thirty (30) days from executing this
Agreement for any existing Subcontractor and Supplier, and within thirty (30)
days after establishing a new arrangement with a Subcontractor or Supplier,
Manufacturer shall obtain and provide to Company the signature of an authorized representative from each of its Subcontractors (if any) used in the manufacture of Products for Company on a Third Party Subcontractor Manufacturing Agreement
which is annexed hereto as ADDENDUM 3. Manufacturer shall further obtain from each of Manufacturer's Suppliers of trim or any other products used in the manufacture of Products for Company on a Third Party Manufacturer's Supplier's
Certification (in the form annexed hereto as ADDENDUM 4 or such other form as is provided by Company from time to time. In the event Manufacturer has knowledge of, has reason to believe, or should have reason to know that any Subcontractor or Supplier used by Manufacturer is in breach of the Subcontractor Manufacturing
Agreement or Supplier Certification, as the case may be, Manufacturer shall immediately notify Company and Manufacturer shall, at its sole expense, take immediate action to rectify such breach to the Company's and Sweetface's satisfaction, including, where Company or Sweetface deems it necessary, immediate termination of its relationship with such Supplier or Subcontractor.
If Manufacturer fails to take immediate action, Company and Sweetface shall have the right to terminate this Manufacturing Agreement immediately or take such other action as it shall deem necessary, all at Manufacturer's sole cost and expense. Manufacturer acknowledges that it shall remain primarily liable and completely obligated under all of the provisions of this Agreement in respect of such subcontracting and supplier arrangement. Manufacturer's failure to obtain
Company's prior written approval to use a Subcontractor, to obtain a
Subcontractor Manufacturing Agreement from a Subcontractor or to obtain a
Certification from a Supplier within the above-specified time periods and once each ever year thereafter during which the Supplier is used by Manufacturer shall be grounds for immediate termination of the Manufacturing Agreement by
Company or Sweetface.

         (e) Manufacturer certifies that it has in effect a program of monitoring its Subcontractors and Suppliers which manufacture the Products, which is sufficient to ensure their compliance with the Code and all applicable state, local and foreign laws and regulations pertaining to wages, overtime compensation, benefits, hours, hiring and employment, workplace conditions and safety, the environment, collective bargaining, freedom of association and that

                                      C-3

their products or and the components thereof are made without the use of child
(persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited bonded, forced or slave labor. Company and its representatives and Sweetface and its representatives shall have the right to review all of Manufacturer's records that contain reviews, inspections evaluations and audits of Manufacturer's factory and residential facilities and of Manufacturer's Subcontractors and
Suppliers and their facilities concerning compliance with the Code or with laws.
Company's or Sweetface's determination that manufacturer is in breach of the
Agreements as a result of its failure to: (i) comply with the Code or with the above-mentioned or applicable laws, (ii) monitor its Subcontractors of Suppliers adequately to ensure compliance with the Code and the above-mentioned laws or
(iii) to provide such required and accurate documents to Company shall be grounds for immediate termination of the Manufacturing Agreement by Company or by Sweetface. In the event of such a breach, Company, at its election, shall be entitled to elect some or all of the following remedies as well as any other remedy it may obtain in law or in equity: (i) Manufacturer shall reimburse
Company for all costs and expenses including, but not limited to, Company's reasonable attorney's or auditor's fees related to any Code, legal, or monitoring violations or Manufacturer's unapproved use of Manufacturers,
Subcontractors or Suppliers in relation to the Products, as determined or alleged by Company or as alleged or reported by any other party, (ii)
Manufacturer shall pay to Company a fine payable in United States dollars, the amount of which shall be determined by Company but shall not exceed three times the amount Manufacturer charged Company for such Products, for any use of any
Subcontractors or Suppliers, which were not approved by Company, monitored by
Manufacturer to the Company's standards or to its satisfaction or which Company deems not to have complied with its Code or with any applicable laws, (iii)
Manufacturer shall pay Company three times the United States dollar amount, as determined by Company, of any legal violation, including, but not limited to, alleged violations of the Fair Labor Standards Act, (iv) Manufacturer shall pay
Company in United States dollars any amounts the United States Department of
Labor, any State Department of Labor or any other governmental entity determines is owed by Manufacturer, or its Subcontractors or Suppliers working on Products, for any violation of the Fair Labor Standards Acts, and any amendments thereof, any laws, rules and regulations concerning work place safety, or any related laws, rules or regulations, or for any violation of State labor or workplace safety laws, rules or regulations, or of the Code, and (v) the cost, as determined by Company, of transferring and shipping any orders and materials with or en route to Manufacturer or its Subcontractor or Suppliers, to any
Manufacturer or other entity chosen by Company to make or to complete any
Products which were being or would have been made or worked on by Manufacturer or its Subcontractors or Suppliers. Company may set off any amounts due to it hereunder against any amounts it owes to Manufacturer.

         (f) Manufacturer shall ensure that all Products manufactured hereunder shall be manufactured in compliance with all applicable federal, state and local laws which pertain to the manufacture of clothing, apparel, and other merchandise including the Flammable Fabrics Act, as amended, reasonable and representative tests, as prescribed by the Consumer Product Safety Commission, have been performed which show that the Products at the time of their shipment or delivery conform to the above-referenced flammability standards as are applicable.

         (g) Manufacturer shall manufacture or cause all Products manufactured in the United States, to be manufactured in compliance with all applicable requirements of Sections 6, 7, and

                                      C-4

12 of the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor under Section 14 thereof, and applicable state and local laws pertaining to child labor, minimum wage and overtime compensation, and, if the Products are manufactured outside the United
States, Manufacturer shall manufacture or cause such Products to be manufactured in compliance with all applicable laws, including but not limited to, wage, overtime compensation, benefits, hour, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association laws of the country of manufacture and without the use of child
(persons under the age of fifteen or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited bonded, forced or slave labor; and Manufacturer shall manufacture or cause all Products to be manufactured in compliance with the Code, wherever such
Products are manufactured.

         (h) Manufacturer acknowledges that it has read and understands the Code and Company's policy with regard to the manufacture of Products for Company.
Manufacturer further agrees that it shall, simultaneous to executing this
Agreement, and once every year thereafter during which the Agreement is in effect, execute the Manufacturer Certification evidencing its continuous compliance with the Code and the Manufacturer Certification, and shall execute and abide by all Certifications requested and provided by Company from time to time. Failure by Manufacturer to execute the Manufacturer Certification or to abide by the Code and the Certification shall be grounds for immediate termination of this Agreement by Company.

         (i) In connection with the manufacture of clothing, Manufacturer shall not utilize or permit any Subcontractors or Suppliers to utilize in the manufacture or treatment of any of the Products manufactured hereunder any Azo dyes that can be split into any of the following amines:

                               CAS#                                            CAS#
                               ----                                            ----

4-Aminobiphenlyl                92-67-1   3,3'-Dimethozybenzidine              119-90-4
Benzidine                       92-87-5   3,3'-Dimethylbenzadine               119-93-7
4-Chloro-o-toluidine            95-69-2   3,3'-Dimethyl-                       838-88-0
2-Naphthylamin                  91-59-8   4,4'Diaminodiphenylmethane
o-Aminoazotoluol                97-56-3   p-Kresidin                           120-71-8
2-amino-4-nitrotoluol           99-55-8   4,4'Methaylen-bis-(2-chloranilin)    101-14-4
p-Chloroaniline                106-47-8   4,4'Oxydianiline                     101-80-4
2,4-Diaminoanisole             615-05-4   4,4'Thiodianiline                    139-65-1
4,4'-Diaminodiphenylmethane    101-77-9   o-Toluidine                           95-53-4
3,3'-Dichlorbenzidin            91-94-1   2,4-Toluylenediamine                  95-80-7
Aminoanabenzane                 60-09-3   2,4,5-Trimethylaniline              137-17-70
                                          o-Anisidine                           90-04-0

         (j) Manufacturer's use or any of Manufacturer's Subcontractors' or
Suppliers' use of the following chemicals in connection with the manufacture or treatment of any of the Products manufactured hereunder, shall be in accordance with the following standards or such other standards Company may designate from time to time:

                                      C-5

                  (i) Formaldehyde: For garments worn directly against the skin, formaldehyde content in the fabric must be less than 75 p.p.m. when tested by the Acetylacetone method in accordance with Japanese law 112. For garments in sizes up to and including 4T (Toddler), formaldehyde content in the fabric must be less than 20 p.p.m. regardless of whether they are worn directly or indirectly against the skin. For other garments, formaldehyde content in the fabric must be less than 300 p.p.m.;

                  (ii) Pentachlorophenol (anti-mildew) and pesticide residues):
Must be less than 5 p.p.m.; and

                  (iii) Nickel: Any metal parts of a garment or other
merchandise coming into contact with the skin, must be "Nickel-free". (The requirement is a "transfer to the skin" measurement and the "nickel-free"
standard is (less than) 0.5 micrograms per square centimeter per week.)

         (k) Manufacturer shall ensure that the Products shall be produced in compliance with all laws applicable to the designation of country of origin and will be shipped under a legally issued and valid export license or visa.

         5. INSPECTION; TESTING.

         (a) Manufacturer shall arrange for and provide access to Company and/or
Company's and Sweetface's representative, including, but not limited to, any independent entity designated by Company's or Sweetface's legal representative, to: (i) Manufacturer's manufacturing facility, residential facilities (if any)
and any manufacturing and/or residential facility operated by any of
Manufacturer's Subcontractors; (ii) Manufacturer's and Manufacturer's
Subcontractors' books, records and documents necessary to evidence
Manufacturer's and Manufacturer's Subcontractors' compliance with the Code and all applicable laws, rules and regulations including, but not limited to, employee wages, employee timecards, withholding rates and deductions, worker's contracts and/or agreements, any company policies affecting employees, evidence of employee age, shipping documents, cutting reports and other documentation relating to the manufacture and shipment of the Products; and (iii)
Manufacturer's books, records and documents relating to the use of chemicals and dyestuffs in the fabrics, trims, garments and other merchandise manufactured hereunder; and (iv) Manufacturer's books, records and documents relating to country of origin and export license and visa requirements, and verification thereof. For purposes of this Paragraph, all such books, records and documents shall be maintained by Manufacturer and by its Subcontractors in a secure and readily accessible location for a period of three (3) years from their creation.

         (b) The access provided by Manufacturer as set forth in Paragraph 5(a)
above, shall include Company's and Sweetface's right to inspect, test, and take samples of the Products, whether finished or semi-finished, at any time during the manufacturing process to ensure that the manufacture of the Products is in accordance with the terms and restrictions herein contained.

         (c) Company and Sweetface shall have the right to reject any Products or packaging not meeting the standards described herein. Manufacturer shall not have the right to sell or otherwise distribute any rejected Products or packaging. All such products shall be destroyed according to methods and procedures provided by Company and Sweetface.

                                      C-6

         (d) For all fabrics, trims, garments and other merchandise manufactured by Manufacturer or caused to be manufactured by manufacturer hereunder, prior to commencing final production of the Products, manufacturer shall provide to
Company in a format acceptable to Company, copies of all test results for all tests required by its Quality Assurance manual or Company's standards. Together with such test results, Manufacturer shall provide to a Company designated commercial laboratory no less than a two (2) yard cut of each such fabric and trim to be tested independently by such Company designated laboratory. In the event the test results from Company's independent laboratory's testing of any fabric or trim do not match the results provided by Manufacturer, or the test results provided by Manufacturer do not meet with Company's standards, Company shall so notify manufacturer and Manufacturer shall cease all production then in progress relating to such fabric or trim until such time as the discrepancies are remedied. Manufacturer shall maintain, with its books and records, copies of all test results for all fabric or trim supplied to Company, for a period of three (3) years from the date of testing.

         (e) Company and Sweetface and its representatives shall have the right to conduct scheduled, unscheduled, announced and/or unannounced inspections at
Manufacturer's facilities. If Manufacturer uses an approved Subcontractor,
Manufacturer shall ensure that Company and Sweetface and its representatives may so inspect the Subcontractor's facilities.

         6. SHIPPING LEGEND. All commercial invoices (bills of lading) which accompany all Products must include the following language (either pre-printed or "stamped"):

                  "We hereby certify that the Products covered by this shipment were, if manufactured in the United States, produced in compliance with all applicable requirements (1) of Sections 6, 7, and 12 of the Fair
         Labor Standards Act, as amended and all regulations and orders of the
         United States Department of Labor under Section 14 thereof, (2) state and local laws pertaining to child labor, minimum wage and overtime compensation; or if the Products were manufactured outside the United
         States, they were produced in compliance with the wage and hour laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited bonded, forced or slave labor; and that all Products, wherever manufactured, were produced in compliance with the Sweetface
         Fashion Company, LLC Supplier Code of Conduct. We further certify that we have in effect a program of monitoring our Subcontractors and
         Suppliers which manufacture the Products which is sufficient to ensure such entities' compliance with the foregoing. We also certify that upon importation (if applicable) this shipment is in compliance with all laws applicable to the designation of country of origin and is being shipped under a legally issued and valid export license or visa."

         Any Products shipped that are not accompanied by a commercial invoice bearing the required language will be subject to rejection and to being returned to Manufacturer at Manufacturer's expense. Manufacturer may be charged for any and all costs that are incurred by Company or by Sweetface due to the rejection, including, but not limited to, damages sustained as a result of Company's liability to customers, any resulting fines and penalties and attorneys' fees for said rejected Products. Such rejected Products may not be sold or distributed by Manufacturer to any entity other than Company.

                                      C-7

         7. USE OF TRADEMARKS; TRADEMARKS.

         (a) Manufacturer shall not use the Trademarks, in any manner whatsoever
(including, without limitation, for advertising, promotion and publicity purposes), without obtaining the prior written approval of Sweetface, which may be withheld in Sweetface's sole discretion. In any event Manufacturer shall not at any time use, promote, advertise, display or otherwise commercialize the
Trademarks or any material utilizing or reproducing the Trademarks in any manner. Manufacturer shall not make any reference in its business materials, advertising or in any of its business activities to the fact that Manufacturer is being contracted by Company to manufacture merchandise under the Sweetface label.

         (b) The Trademarks will appear on all of the Products and all packaging in the manner set forth in (i) Company's Quality Assurance Manual; (ii) required by design worksheets; or (iii) any other materials Company or Sweetface provides to Manufacturer from time to time.

         (c) No other trademarks or notices shall appear on the Products or packaging without Company's and Sweetface's prior written consent in each instance.

         (d) Manufacturer's use of the Trademarks shall inure to the benefit of
Sweetface. Manufacturer shall take any and all steps required by Sweetface and the law to perfect Sweetface's rights therein.

         8. PROPERTY OF OWNER.

         (a) Manufacturer recognizes the great value of the goodwill associated with the Trademarks and the identification of the Products with the Trademarks and acknowledges that the Trademarks and all rights therein and goodwill pertaining thereto belong exclusively to Sweetface. Manufacturer further recognizes and acknowledges that a breach by Manufacturer of any its covenants, agreements or other undertakings hereunder will cause Sweetface irreparable damage, which cannot be adequately remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of Sweetface's rights in the Trademarks, thereby entitling Sweetface to equitable remedies, costs and reasonable attorneys' fees.

         (b) To the extent any rights in and to the Trademarks are deemed to accrue to Manufacturer, Manufacturer hereby assigns any and all such rights, at such time as they may be deemed to accrue, including the related goodwill, to
Sweetface.

         (c) Manufacturer shall not (i) challenge the validity of Lopez's or
Sweetface's ownership in and to the Trademarks or any application for registration thereof, or any trademark registration thereof; or (ii) contest the fact that Manufacturer's rights under this Agreement are solely those of a manufacturer and terminate upon expiration of this Agreement. Manufacturer shall, at any time, whether during or after the term of the Agreement, execute any documents reasonably requested by Sweetface to confirm Sweetface's ownership rights. All rights in the Trademarks other than those specifically, granted herein are reserved by Sweetface for its own use and benefit.

                                      C-8

         (d) Without limiting the generality of any other provision of this
Agreement, Manufacturer shall not (i) use the Trademarks, in whole or in part, as a corporate or trade name or (ii) join any name or names with the Trademarks so as to form a new trademark. Manufacturer agrees not to register, or attempt to register, the Trademarks in its own name or any other name, anywhere in the world.

         (e) All provisions of this paragraph shall survive the expiration or termination of this Agreement.

         9. TRADEMARK PROTECTION.

         (a) In the event that Manufacturer learns of any infringement or imitation of the Trademarks or of any use by any person or entity of a trademark similar to the Trademarks, it shall promptly notify Company and thereupon,
Company shall endeavor to so notify Sweetface. Sweetface shall take such action as it deems advisable for the protection of its rights in and to the Trademark and, if requested to do so by Sweetface, Manufacturer shall cooperate with
Sweetface and Company in all respects. In no event, however, shall Sweetface be required to take any action if it deems it inadvisable to do so.

         (b) Sweetface shall defend, at its cost and expense, and with counsel of its own choice, any action or proceeding brought against Manufacturer for alleged trademark infringement arising out of Manufacturer's use of the
Trademarks in accordance with the provisions of this Agreement.

         (c) Manufacturer shall cooperate with Sweetface in the execution, filing and prosecution of any trademark, copyright or design patent applications that Sweetface may desire to file and for that purpose Manufacturer shall supply to Sweetface from time to time such samples as may be reasonably required.

         (d) All provisions of this paragraph shall survive the expiration or termination of this Agreement.

         10. TRANSSHIPMENT. Transshipment in this context is an illegal practice of falsely documenting and/or labeling the raw materials used to manufacture the
Products shipped to the United States in order to evade quota restraints on the country of actual production and/or the shipment of products under counterfeit export licenses or visas. Manufacturer acknowledges that (i) transshipment, in any form, violates U.S. federal law; (ii) Company may and will review all documents received from Manufacturer to assure the veracity and the authenticity of the sources of Products; and (iii) upon indication of transshipment of
Products by Manufacturer, Company reserves the right to immediately terminate this Agreement and pursue available remedies against Manufacturer. Where processing in more than one country is contemplated to produce an order, the
Manufacturer must obtain binding rulings from U.S. Customs regarding the proper country of origin for quota and labeling purposes. In addition, Company reserves the right to terminate or cancel this Agreement, or any order, upon the occurrence of any of the following events: (i) the appearance of Manufacturer on any of U.S. Customs' list of transshippers (e.g. the 592A List, the Convicted
Factories List TBT-99-008); or (ii) the exclusion of Products from entry into the United States or the seizure of Products by U.S. Customs due to the failure of the documentary

                                      C-9

proof of production to satisfy U.S. Customs as to country of origin, whether or not Manufacturer appears on a U.S. Customs list of transshippers. In either event, the Company will not be responsible for any uncompleted orders or for future production commitments that may have been made by Company. Manufacturer shall ensure that records and documents and records relating to the movement of raw materials and components, bills of lading, Customs clearance records, cutting tickets, payment records, time cards and other related production records are immediately available for review by Company or by its representative at Manufacturer's production facilities and those of its Subcontractors or
Suppliers.

         In any of the above-referenced circumstances, at the option of Company,
Manufacturer may be permitted to complete open orders, but only if the origin of those can be verified to Company's satisfaction and, in advance of shipment,
Manufacturer provides documentary proof required by U.S. Customs to prove origin. To the extent that merchandise orders must be cancelled and the merchandise is, therefore, unavailable to Company because of U.S. Customs'
listing and/or the detention, seizure, or exclusion of merchandise resulting from origin investigations or inquiries by U.S. Customs, Manufacturer will be charged for any and all costs and damages resulting therefrom, including, but not limited to: lost profits; shipping charges; penalties and fines; and
attorneys' fees.

         11. SECONDS, THIRDS OR EXCESS GOODS. Manufacturer shall not have the right to sell, transfer, or otherwise dispose of any Products or packaging including, but not limited to Products which are determined to be seconds, thirds or are in excess of the amount of the Products requested by Company. At
Company's or Sweetface's option, all seconds, thirds or excess Products, including trims, shall be (a) purchased by Company or Sweetface at a reasonable fair market price, or (b) be disposed of or destroyed by Manufacturer. Company or Sweetface shall exercise such option by written notification to Manufacturer.
Company or Sweetface shall have the right to inspect any seconds, thirds or excess Products to ensure that they comply with the terms of this Agreement.
This paragraph shall survive the expiration and termination of this Agreement.

         12. STOLEN GOODS OR DAMAGED GOODS. Manufacturer will provide Company and Sweetface with immediate notice of any stolen Products or damaged Products including Products that were then in production. With regard to damaged
Products, Manufacturer shall not have the right to sell, transfer or otherwise dispose of any damaged Products. With regard to stolen Products, Manufacturer shall cooperate with Company and Sweetface with respect to any action regarding the stolen Products.

         13. DESIGN OWNERSHIP. All rights, including without limitation, copyright, trade secret and design patent, to designs for the Products including, without limitation, artwork, prints, patterns, package designs, labels, advertising or promotional materials or any other designs using or used on or affixed thereto, and to any package design, bearing the Trademarks shall, as between the parties hereto be the property of Sweetface. All Products manufactured from designs submitted by Manufacturer and approved by Sweetface shall bear the Trademarks.

                                      C-10

         14. CONFIDENTIALITY. During the term of this Agreement and thereafter,
Manufacturer shall keep strictly secret and confidential any and all information acquired from Company or its designee and shall take all necessary precautions to prevent unauthorized disclosure of such information. Manufacturer acknowledges that it will receive from Company prints, designs, ideas, sketches, and other materials which Company and Sweetface intend to use on or in connection with lines of merchandise which have not yet been put into the channels of distribution. The parties recognize that these materials are valuable property of Sweetface. Manufacturer acknowledges the need to preserve the confidentiality and secrecy of these materials and agrees to take all necessary steps to ensure that use by it or by its employees and/or agents will in all respects preserve such confidentiality and secrecy. Manufacturer shall take all reasonable precautions to protect the secrecy of materials, samples, and designs prior to their commercial distribution or the showing of samples for sale, and shall not manufacture any merchandise employing or adapted from any of said designs except for Company or its affiliates or designees.

         15. FORCE MAJEURE. No failure or omission by either of the parties to perform any of its obligations under this Agreement shall be deemed a breach of this Agreement if such failure or omission is the result of acts of God, war, riot, accidents, compliance with any action or restriction of any government or agency thereof, strikes or labor disputes, inability to obtain suitable raw materials, fuel, power or transportation, or any other factor or circumstance beyond the control of the party, which is not attributable to the negligence of such party. Any suspension of performance by reason of this paragraph shall be limited to the period during which such cause of failure exists, but such suspension shall not affect the running of the term of this Agreement. However, if the suspension of performance by reason of this paragraph exceeds six months, either party may give written notice of termination.

         16. MANUFACTURER'S WARRANTIES AND REPRESENTATIONS.

         Manufacturer warrants and represents that:

         (a) it has and will have throughout the term of this Agreement, the full power, authority and legal right to execute and deliver, and to perform fully and in accordance with all of the terms of this Agreement.

         (b) the entering of this Agreement by Manufacturer does not violate any agreements, rights or obligations existing between Manufacturer and any other person, entity, or corporation.

         (c) it is not engaged in and will not engage in any activities which are in violation of the Code, any applicable domestic, foreign or international laws, rules or regulations, including without limitation laws, rules or regulations governing labor, the environment, the manufacture and sale of goods,
U.S. Customs laws or illegal transshipment. Company maintains a policy against engaging in any illegal activities and will not buy or sell products provided throughout the use of any unlawful or unethical practices.

                                      C-11

         (d) it accurately states the country of origin on all products, that it does not and will not transship, and it will act to stop or prevent any known illegal transshipment activity.

         (e) it shall not utilize, nor permit any of its subcontractors or suppliers to utilize in the manufacture or treatment of any of the Products
(including the components thereof) manufactured hereunder any Azo dyes that can be split into any of the amines set forth in Paragraph 4(i), above.

         (f) its use or any of its subcontractors' or suppliers' use of the chemicals set forth in Paragraph 4(j), above, in connection with the manufacture or treatment of any of the Products (including the components thereof)
manufactured hereunder, shall be in accordance with the standards set forth in
Paragraph 4(j) or such other standards as Company may designate from time to time.

         17. COMPANY'S WARRANTIES AND REPRESENTATIONS.

         Company warrants and represents that:

         (a) it has, and will have throughout the Term of this Agreement, the right to authorize use of the Trademarks to Manufacturer in accordance with the terms and provisions of this Agreement; and

         (b) the entering of this Agreement by Company does not violate any agreements, rights or obligations existing between Company and any other person, entity, or corporation.

         18. INDEMNIFICATIONS.

         (a) Company hereby indemnifies Manufacturer and shall hold it harmless from any loss, liability, damage, cost or expense (including reasonable attorneys' fees) arising out of any claims or suits which may be brought against
Manufacturer by reason of the breach by Company of the warranties or representations as set forth in Paragraph 17, above, provided that Manufacturer gives prompt written notice, and full cooperation and assistance to Company relative to any such claim or suit, and that Company shall have the option to undertake and conduct the defense of any suit so brought. Manufacturer shall cooperate fully in all respects with Company in the conduct and defense of said suit and/or proceedings.

         (b) Manufacturer indemnifies and agrees to hold Company harmless from any loss, liability, damage, cost or expense (including reasonable attorneys'
fees), arising out of (i) any breach of the terms herein contained; (ii) any claims or suits by reason of any unauthorized use by Manufacturer in connection with the Products or the Trademarks covered by this Agreement; (iii)
Manufacturer's or Manufacturer's Subcontractors' or Suppliers' noncompliance with any applicable federal, state, or local law or with any other applicable governmental units or agency's rules, regulations; (iv) any alleged defects and/or inherent dangers in the Products or use thereof; and (v) Manufacturer's or Manufacturer's Subcontractors' or Suppliers' alleged noncompliance with or violations of the Code, laws, rules or regulations or any investigations conducted or allegations made by any entity relating to the same, as determined by Company.

                                      C-12

         (c) If reasonably available in the country in which Manufacturer operates its factory, Manufacturer agrees to obtain, at its own expense, product liability insurance providing adequate protection for Company and Sweetface E against any claims or suits in an amount no less than $3,000,000. If applicable, within thirty (30) days from the date hereof, Manufacturer undertakes to submit to Company a fully paid policy or Certificate of Insurance naming Company and
Sweetface as insured parties, and requiring that the insurer shall not terminate or materially modify such without written notice to Company of at least twenty
(20) days.

         19. TERMINATION.

         (a) Unless otherwise specifically provided herein, Company shall have the right to terminate this Agreement upon written notice to Manufacturer if
Manufacturer breaches any of its obligations under this Agreement or such other occurrences as outlined below, and such breach remains uncured or cannot be cured by Manufacturer within ten (10) days from mailing of notice;

         (b) Company shall have the right to terminate this Agreement immediately upon written notice to Manufacturer, if Manufacturer is found at any time to be in breach of the representation made in Paragraph 16(e) or if any governmental agency or other body or office of official vested with appropriate authority deems the Products to be harmful or defective in any way, manner or form, or are being sold or distributed in contravention of applicable laws and regulations or in a manner likely to cause harm;

         (c) Company shall have the right to terminate this Agreement immediately upon written notice to Manufacturer, if Manufacturer manufactures the Product without the prior written approval of Company as provided herein;

         (d) Company shall have the right to terminate this Agreement upon ten
(10) days written notice to Manufacturer, if Manufacturer is unable to pay its debts when due, or makes any assignment for the benefit of creditors, or files any petition under the bankruptcy or insolvency laws of any jurisdiction, country or place, or has or suffers a receiver or trustee to be appointed for its business or property, or is adjudicated a bankrupt or an insolvent;

         (e) Company shall have the right to terminate this Agreement upon ten
(10) days written notice to Manufacturer, if Manufacturer fails to make timely delivery of the Products; or

         (f) Notwithstanding the foregoing provisions, Company shall have the right to terminate this Agreement, with or without cause, upon thirty (30) days notice to Manufacturer, provided, however, that, upon written approval by
Company, Manufacturer shall have the right to complete any work then in progress.

         20. ACTS UPON EXPIRATION OR TERMINATION OF THIS AGREEMENT.

         (a) Upon and after the expiration or termination of this Agreement,
Manufacturer agrees not to make reference in its advertising or its business materials to having been formerly associated with Company or the Trademarks.

                                      C-13

         (b) Upon and after the expiration or termination of this Agreement,
Manufacturer will refrain from further use of the Trademarks or of anything confusingly similar thereto, in connection with the manufacture of any products.
Additionally, all originals and copies of all sketches, patterns, prototypes, samples or other materials relating to the Products shall, at Company's written election, either be immediately returned by Manufacturer to Company or be destroyed by Manufacturer under Company's supervision.

         (c) In the event of expiration or termination of this Agreement, as herein provided, with the exception of the Products which Manufacturer may, with
Company's consent, ship to satisfy any unfilled, confirmed orders for the current season it had received prior to said expiration or termination, Company shall have the prior right and option to purchase any or all of the Products and packaging materials, as then in Manufacturer's possession or carried on its books of account. Upon such termination or expiration, Manufacturer shall immediately cause physical inventories to be taken of (i) Products on hand; (ii)
Products in the process of manufacture; and (iii) all packaging materials, which inventories shall be reduced to writing and a copy thereof shall be delivered to
Company not later than fifteen (15) days from such termination or expiration.
Written notice of the taking of each inventory shall be given Company at least forty-eight (48) hours prior thereto. Company shall have the right to be present at such physical inventory or to take its own inventory, and to exercise all rights it has available with respect to the examination of Manufacturer's books and records. If Manufacturer does not allow Company to take such inventory, it shall have no right to sell, transfer, or otherwise dispose of the remaining
Products as provided in Paragraph 20(e) below.

         (d) Manufacturer recognizes that any sale, transfer or disposal of the
Products upon termination or expiration, would cause irreparable damage to the prestige of Company and to the Trademarks, and to the goodwill pertaining thereto.

         (e) Upon expiration or termination of this Agreement, Manufacturer shall cease the manufacture of Products. All the Products set forth on the inventories referred to in subdivision (i) and (ii) of Paragraph 20(c) which are not purchased by Company pursuant to such paragraph may be sold subject to
Company's prior right to approve the customers in writing and the terms and conditions of each sale. Such sale shall otherwise be strictly in accordance with the terms, covenants and conditions of this Agreement as though the
Agreement had not expired or terminated. In no event shall Manufacturer sell any
Products to any third party without the prior written approval of Company.

         21. NOTICES. All notices which either party hereto is required or may desire to give shall be given by addressing the same to the address hereinafter in this paragraph, or at such other address as may be designated in writing by any party in a notice to the other given in the manner prescribed in this paragraph. All such notices shall be sufficiently given when mailed by registered or certified mail.

         The addresses to which any such notices shall be given are the following:

                                      C-14

         TO COMPANY:                        TO MANUFACTURER:

         LICENSEE ADDRESS:                  OFFICE ADDRESS:

         ----------------------------       ----------------------------

         ----------------------------       ----------------------------

         ----------------------------       ----------------------------
         ATTN.:                             ATTN.:
               ----------------------             ----------------------

         22. NO PARTNERSHIP, ETC. This Agreement does not constitute and shall not be construed as a partnership or joint venture between Company and
Manufacturer. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

         23. NON-ASSIGNABILITY, ETC. This Agreement shall inure to the benefit of Company and Sweetface, its parents, subsidiaries, affiliates, related companies, successors and assigns. This Agreement is personal to Manufacturer, and Manufacturer shall not transfer, sublicense, or franchise its rights hereunder and neither this Agreement nor any of the rights of Manufacturer hereunder shall be sold, transferred or assigned by Manufacturer and no rights hereunder shall devolve by operation of law or otherwise upon any receiver, liquidator, trustee or other party.

         24. SEVERABILITY. If any provision or any portion of any provision of this Agreement shall be construed to be illegal, invalid, or unenforceable, such shall be deemed stricken and deleted from this Agreement to the same extent and effect as if never incorporated herein, but all other provisions of this
Agreement and remaining portion of any provision which is illegal, invalid or unenforceable in part shall continue in full force and effect.

         25. HEADINGS. The headings of the Paragraphs of this Agreement are for convenience only and shall in no way limit or affect the term or conditions of this Agreement.

         26. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         27. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of New York of the United States of America with the same force and effect as if fully executed and to be performed therein.

         28. JURISDICTION. The parties hereby consent to the exclusive jurisdiction and venue in the United States District Court for the Southern
District of New York and of any of the courts of the State of New York in any dispute arising under this Agreement and agree further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered in person or sent as provided in Paragraph 21 hereof.

                                      C-15

         29. WAIVER, MODIFICATION, ETC. No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any acts other than those specifically referred to herein. The fact that Company has not previously insisted upon Manufacturer expressly complying with any provision of this Agreement shall not be deemed to be a waiver of Company's future right to require compliance in respect thereof and
Manufacturer specifically acknowledges and agrees that the prior forbearance in respect of any act, term or condition shall not prevent Company from subsequently requiring full and complete compliance thereafter. The parties agree and acknowledge that this Agreement supersedes all prior Agreements between the parties.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

---------------------------------     ----------------------------------------
[LICENSEE'S NAME TYPED]               [THIRD PARTY MANUFACTURER'S
                                      NAMED
                                      TYPED]

By:                                   By:
   ------------------------------        -------------------------------------
[Authorized Signature]                [Authorized Signature]

Print Name:                           Print Name:
           ----------------------                -----------------------------
Title:                                Title:
      ---------------------------           ----------------------------------
Date:                                 Date:
     ----------------------------          -----------------------------------

                                      C-16

                                  ADDENDUM 1 TO
                             MANUFACTURING AGREEMENT

                         SWEETFACE FASHION COMPANY, LLC
                            SUPPLIER CODE OF CONDUCT

         We, at the Sweetface Fashion Company LLC (hereinafter "Sweetface"), are proud of our tradition of conducting our business in accordance with the highest ethical standards and in compliance with the laws of the United States and of the countries in which we produce, buy and sell our products.

         Sweetface is committed to legal compliance and ethical business practices in all operations and seeks to do business with suppliers who share that commitment. Sweetface actively seeks to engage as its suppliers, companies which offer their workers safe and healthy workplaces.

         Sweetface will not tolerate exploitative or abusive conditions once known. The Sweetface Fashion Company, LLC Supplier Code of Conduct (hereinafter the "Code of Conduct") defines our minimum expectations. No Code can be all inclusive, but we expect our suppliers to act reasonably in all respects and to ensure that no abusive, exploitative or illegal conditions exist at their workplaces, or those of their manufacturers, subcontractors and suppliers.

         Sweetface requires its suppliers to extend principles of fair and honest dealing to all others with whom they do business, including employees, manufacturers, subcontractors and other third parties. We also require our suppliers to ensure and to certify to us that no abusive, exploitative or illegal conditions exist at their workplaces and those of their manufacturers, subcontractors and suppliers.

         Sweetface will only do business with suppliers who obey the laws of the country in which they operate and the principles expressed in this Code of
Conduct.

         Sweetface will only do business with suppliers who have certified to us that their business practices and those of their manufacturers, subcontractors and suppliers are lawful, ethical and in compliance with the principles set forth in this Code of Conduct. Moreover, Sweetface will only do business with suppliers who have agreed to be subjected to the scrutiny of the Sweetface
Supplier Monitoring Program under which they and their manufacturers, subcontractors and suppliers will be inspected and evaluated to ensure their compliance with this Code of Conduct.

         Forced Labor: Sweetface will not purchase products or components thereof from manufacturers, subcontractors and suppliers that use forced labor, prison labor, indentured labor or exploited bonded labor, or permit their suppliers to do so.

         Child Labor: Sweetface will not purchase products or components thereof manufactured by persons younger than 15 years of age or younger than the age of completing compulsory education in the country of manufacture where such age is higher than 15.

                                      C-17

         Harassment or Abuse: Sweetface manufacturers, subcontractors and suppliers must treat their employees with respect and dignity. No employee shall be subject to physical, sexual or psychological harassment or abuse.

         Nondiscrimination: Sweetface manufacturers, subcontractors and suppliers shall not subject any person to discrimination in employment, including hiring, salary, benefits, advancement, discipline, termination or retirement, on the basis of gender, race, religion, age, disability, sexual orientation, nationality, political opinion, or social or ethnic origin.

         Health and Safety: Sweetface manufacturers, subcontractors and suppliers shall provide a safe and healthy working environment to prevent accidents and injury to health arising out of, linked with, or occurring in the course of work or as a result of the operation of employer facilities. Employers must fully comply with all applicable workplace conditions, safety and environmental laws.

         Freedom of Association: Sweetface manufacturers, subcontractors and suppliers shall recognize and respect the right of employees to freely associate in accordance with the laws of the countries in which they are employed.

         Wages and Benefits: Sweetface manufacturers, subcontractors and suppliers recognize that wages are essential to meeting employees' basic needs.
Sweetface manufacturers, subcontractors and suppliers shall pay employees at least the minimum wage required by local law regardless of whether they pay by the piece or by the hour and shall provide legally mandated benefits.

         Work Hours: Sweetface manufacturers, subcontractors and suppliers shall not require their employees to work more than the limits on regular and overtime hours allowed by the law of the country of manufacture. Except under extraordinary business circumstances, Sweetface manufacturers', subcontractors'
and suppliers' employees shall be entitled to one day off in every seven day period. Sweetface manufacturers, subcontractors and suppliers must inform their workers at the time of their hiring if mandatory overtime is a condition of their employment. Sweetface manufacturers, subcontractors and suppliers shall not compel their workers to work excessive overtime hours.

         Overtime Compensation: Sweetface manufacturers', subcontractors' and suppliers' employees, shall be compensated for overtime hours at such premium rate as is legally required in the country of manufacture or, in countries where such laws do not exist, at a rate at least equal to their regular hourly compensation rate.

         Contract Labor: Sweetface manufacturers, subcontractors and suppliers shall not use workers obligated under contracts which exploit them, which deny them the basic legal rights available to people and to workers within the countries in which they work or which are inconsistent with the principles set forth in this Code of Conduct.

         Legal and Ethical Business Practices: Sweetface manufacturers, subcontractors and suppliers must fully comply with all applicable local, state, federal, national and international laws, rules and regulations including, but not limited to, those relating to wages, hours, labor, health and safety, and immigration. Sweetface manufacturers, subcontractors and suppliers

                                      C-18

must be ethical in their business practices.

         Penalties: Sweetface reserves the right to terminate its business relationship with any supplier who violates this Code of Conduct or whose manufacturers, subcontractors or suppliers violate this Code of Conduct.
Sweetface reserves the right to terminate its business relationship with suppliers who fail to provide written confirmation to Sweetface that they have a program in place to monitor their manufacturers, subcontractors and suppliers for compliance with this Code of Conduct.

                                      C-19

                                  ADDENDUM 2 TO
                             MANUFACTURING AGREEMENT

                    THIRD PARTY MANUFACTURER'S CERTIFICATION

         In consideration of _______________________________________ ("Company")
placing orders for the manufacture of J.Lo by Jennifer Lopez brand merchandise with us in the future, and in compliance with Company's Third Party
Manufacturing Agreement with us (the "Agreement"), we hereby certify that:

         I. Any Sweetface brand merchandise (including components thereof) (the
"Merchandise") we manufacture or cause to be manufactured under the Agreement will be manufactured in compliance with: (1) all applicable requirements of
Sections 6, 7, and 12 of the Fair Labor Standards Act, as amended; (2) all regulations and order of the United States Department of Labor under Section 14 thereof; (3) applicable state and local laws pertaining to child labor, minimum wage and overtime compensation; (4) if the merchandise is manufactured outside the United States, the wage, overtime compensation, benefits, hour, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, bonded, forced or slave labor; and (5) Sweetface Fashion Company,
LLC Supplier Code of Conduct which is annexed hereto as ADDENDUM A.

         II. We currently have in effect and will maintain a program of monitoring all of our suppliers and subcontractors, and our suppliers'
subcontractors and other designated contract facilities producing Merchandise for compliance herewith and will obtain the signature of an authorized representative of (i) our suppliers and subcontractors, and our suppliers'
subcontractors, and other designated contract facilities producing Merchandise on a current Manufacturing Agreement or Subcontractor Manufacturing Agreement,
as appropriate, in the same form as that which we have executed with Company and
(ii) our Manufacturers and Manufacturers' suppliers on a Certification in the same form as this Certification. Within two (2) weeks of the execution of this
Certification, we will provide to Company the names and addresses of all of our suppliers and subcontractors and our suppliers' subcontractors and other designated contract facilities producing Merchandise under the Agreement, and all such merchandise shall be manufactured solely in factories (whether operated by our suppliers, subcontractors or suppliers' subcontractors or other designated contract facilities) that have been inspected and approved in writing by our authorized employee or agent.

         III. All commercial invoices which accompany all Merchandise will include the following language (either pre-printed or "stamped"):

                  "We hereby certify that the Products covered by this shipment were, if manufactured in the United States, produced in compliance with all applicable requirements (1) of Sections 6, 7, and 12 of the Fair
         Labor Standards Act, as amended and all regulations and orders of the
         United States Department of Labor under Section 14 thereof, (2) state and local laws pertaining to child labor, minimum wage and overtime compensation; or if the Products were manufactured outside the United
         States, they were

                                      C-20

         produced in compliance with the wage and hour laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited bonded, forced or slave labor; and that all Products, wherever manufactured, were produced in compliance with the Sweetface Fashion Company, LLC Supplier
         Code of Conduct. We further certify that we have in effect a program of monitoring our Subcontractors and Suppliers which manufacture the
         Products which is sufficient to ensure such entities' compliance with the foregoing. We also certify that upon importation (if applicable)
         this shipment is in compliance with all laws applicable to the designation of country of origin and is being shipped under a legally issued and valid export license or visa."

         IV. Neither we, nor any of our subcontractors or suppliers, or our suppliers' subcontractors or suppliers will use any of the following chemicals or dyestuffs in the manufacture or treatment of any of the merchandise and
Products (including the components thereof) manufactured hereunder:

                                              CAS#                                                        CAS#
                                              ----                                                        ----

4-Aminobiphenlyl                              92-67-1   3,3'-Dimethozybenzidine                           119-90-4
Benzidine                                     92-87-5   3,3'-Dimethylbenzadine                            119-93-7
4-Chloro-o-toluidine                          95-69-2   3,3'-Dimethyl-                                    838-88-0
2-Naphthylamin                                91-59-8   4,4'Diaminodiphenylmethane
o-Aminoazotoluol                              97-56-3   p-Kresidin                                        120-71-8
2-amino-4-nitrotoluol                         99-55-8   4,4'Methaylen-bis-(2-chloranilin)                 101-14-4
p-Chloroaniline                              106-47-8   4,4'Oxydianiline                                  101-80-4
2,4-Diaminoanisole                           615-05-4   4,4'Thiodianiline                                 139-65-1
4,4'-Diaminodiphenylmethane                  101-77-9   o-Toluidine                                        95-53-4
3,3'-Dichlorbenzidin                          91-94-1   2,4-Toluylenediamine                               95-80-7
Aminoanabenzane                               60-09-3   2,4,5-Trimethylaniline                           137-17-70
                                                        o-Anisidine                                        90-04-0

and;

         V. We, and our subcontractors or suppliers, will only use the following chemicals in connection with the manufacture or treatment of any of the merchandise and products (including the components thereof) manufactured hereunder, in accordance with the following standards or any further standards
Company and Sweetface Fashion Company, LLC designate from time to time:

              (i) Formaldehyde: For garments worn directly against the skin, formaldehyde content in the fabric must be less than 75 p.p.m. when tested by the Acetylacetone method in accordance with Japanese law 112. For garments in sizes up to and including 4T (Toddler), formaldehyde content in the fabric must be less than 20 p.p.m. regardless of whether they are worn directly or indirectly against the skin. For other garments, formaldehyde content in the fabric must be less than 300 p.p.m.;

                                      C-21

              (ii) Pentachlorophenol (anti-mildew and pesticide residues): Must be less than 5 p.p.m.; and

              (iii) Nickel: Any metal parts of a garment or other merchandise coming into contact with the skin, must be "Nickel-free". (The requirement is a
"transfer to the skin" measurement and the "nickel-free" standard is (less than)
0.5 micrograms per square centimeter per week.)

                                           ------------------------------------
                                           [Name of Third Party Manufacturer]

Date:                                      By:
     ---------------------------              ---------------------------------
                                                    [Authorized Signature]

                                           Print Name:
                                                      -------------------------

                                      C-22

                                ATTACHMENT 2I TO
                    THIRD PARTY MANUFACTURER'S CERTIFICATION

                         SWEETFACE FASHION COMPANY, LLC.
                            SUPPLIER CODE OF CONDUCT

         We, at Sweetface Fashion Company, LLC (hereinafter "Sweetface"), are proud of our tradition of conducting our business in accordance with the highest ethical standards and in compliance with the laws of the United States and of the countries in which we produce, buy and sell our products.

         Sweetface is committed to legal compliance and ethical business practices in all operations and seeks to do business with suppliers who share that commitment. Sweetface actively seeks to engage as its suppliers, companies which offer their workers safe and healthy workplaces.

         Sweetface will not tolerate exploitative or abusive conditions once known. The Sweetface Fashion Company, LLC Supplier Code of Conduct (hereinafter the "Code of Conduct") defines our minimum expectations. No Code can be all inclusive, but we expect our suppliers to act reasonably in all respects and to ensure that no abusive, exploitative or illegal conditions exist at their workplaces, or those of their manufacturers, subcontractors and suppliers.

         Sweetface requires its suppliers to extend principles of fair and honest dealing to all others with whom they do business, including employees, manufacturers, subcontractors and other third parties. We also require our suppliers to ensure and to certify to us that no abusive, exploitative or illegal conditions exist at their workplaces and those of their manufacturers, subcontractors and suppliers.

         Sweetface will only do business with suppliers who obey the laws of the country in which they operate and the principles expressed in this Code of
Conduct.

         Sweetface will only do business with suppliers who have certified to us that their business practices and those of their manufacturers, subcontractors and suppliers are lawful, ethical and in compliance with the principles set forth in this Code of Conduct. Moreover, Sweetface will only do business with suppliers who have agreed to be subjected to the scrutiny of the Sweetface
Supplier Monitoring Program under which they and their manufacturers, subcontractors and suppliers will be inspected and evaluated to ensure their compliance with this Code of Conduct.

         Forced Labor: Sweetface will not purchase products or components thereof from manufacturers, subcontractors and suppliers that use forced labor, prison labor, indentured labor or exploited bonded labor, or permit their suppliers to do so.

         Child Labor: Sweetface will not purchase products or components thereof manufactured by persons younger than 15 years of age or younger than the age of completing compulsory

                                      C-23

education in the country of manufacture where such age is higher than 15.

         Harassment or Abuse: Sweetface manufacturers, subcontractors and suppliers must treat their employees with respect and dignity. No employee shall be subject to physical, sexual or psychological harassment or abuse.

         Nondiscrimination: Sweetface manufacturers, subcontractors and suppliers shall not subject any person to discrimination in employment, including hiring, salary, benefits, advancement, discipline, termination or retirement, on the basis of gender, race, religion, age, disability, sexual orientation, nationality, political opinion, or social or ethnic origin.

         Health and Safety: Sweetface manufacturers, subcontractors and suppliers shall provide a safe and healthy working environment to prevent accidents and injury to health arising out of, linked with, or occurring in the course of work or as a result of the operation of employer facilities. Employers must fully comply with all applicable workplace conditions, safety and environmental laws.

         Freedom of Association: Sweetface manufacturers, subcontractors and suppliers shall recognize and respect the right of employees to freely associate in accordance with the laws of the countries in which they are employed.

         Wages and Benefits: Sweetface manufacturers, subcontractors and suppliers recognize that wages are essential to meeting employees' basic needs.
Sweetface manufacturers, subcontractors and suppliers shall pay employees at least the minimum wage required by local law regardless of whether they pay by the piece or by the hour and shall provide legally mandated benefits.

         Work Hours: Sweetface manufacturers, subcontractors and suppliers shall not require their employees to work more than the limits on regular and overtime hours allowed by the law of the country of manufacture. Except under extraordinary business circumstances, Sweetface manufacturers', subcontractors'
and suppliers' employees shall be entitled to one day off in every seven day period. Sweetface manufacturers, subcontractors and suppliers must inform their workers at the time of their hiring if mandatory overtime is a condition of their employment. Sweetface manufacturers, subcontractors and suppliers shall not compel their workers to work excessive overtime hours.

         Overtime Compensation: Sweetface manufacturers', subcontractors' and suppliers' employees, shall be compensated for overtime hours at such premium rate as is legally required in the country of manufacture or, in countries where such laws do not exist, at a rate at least equal to their regular hourly compensation rate.

         Contract Labor: Sweetface manufacturers, subcontractors and suppliers shall not use workers obligated under contracts which exploit them, which deny them the basic legal rights available to people and to workers within the countries in which they work or which are inconsistent with the principles set forth in this Code of Conduct.

         Legal and Ethical Business Practices: Sweetface manufacturers, subcontractors and suppliers must fully comply with all applicable local, state, federal, national and international

                                      C-24

laws, rules and regulations including, but not limited to, those relating to wages, hours, labor, health and safety, and immigration. Sweetface manufacturers, subcontractors and suppliers must be ethical in their business practices.

         Penalties: Sweetface reserves the right to terminate its business relationship with any supplier who violates this Code of Conduct or whose manufacturers, subcontractors or suppliers violate this Code of Conduct.
Sweetface reserves the right to terminate its business relationship with suppliers who fail to provide written confirmation to Sweetface that they have a program in place to monitor their manufacturers, subcontractors and suppliers for compliance with this Code of Conduct.

                                      C-25

                                  ADDENDUM 3 TO
                             MANUFACTURING AGREEMENT

                THIRD PARTY SUBCONTRACTOR MANUFACTURING AGREEMENT

         Third Party Manufacturer_____________________________________________
(INSERT THIRD PARTY MANUFACTURER'S NAME) (hereafter "Manufacturer"), as set forth below, has entered into a Third Party Manufacturing Agreement with_______________________________________(INSERT LICENSEE'S NAME HERE)
(hereafter "Company"). Company has entered into a Manufacturing Agreement with
Sweetface Fashion Company, LLC (hereafter "Sweetface") permitting it to manufacture certain products or their components, which products or their components may bear the trademark __________, the trade name _______________, all related logos, crests, emblems or symbols, and all combinations, forms and derivatives thereof as are from time to time used by Company or any of its affiliates, whether registered or unregistered (the "Trademarks") (products bearing the Trademarks are hereinafter referred to as the "Products").

         1. Manufacturer (Manufacturer's Name) ________________________________
wishes to use (Subcontractor's Name) __________________________________________
located at (Subcontractor's Address) __________________________________________
(Subcontractor's City, Country and Postal Code)________________________________
(hereafter "Subcontractor") to perform the following services in connection with the manufacture of the Products. Subcontractor will perform (describe services)
________________________ services on the Products for Manufacturer. Manufacturer acknowledges it is responsible for ensuring that the Products produced by
Subcontractor are produced in full compliance with all legal requirements, including, but not limited to, those under the Third Party Manufacturing
Agreement and applicable laws, including but not limited to those relating to child labor, minimum wage, workplace conditions and safety, environmental laws, country of origin requirements and in compliance with the Sweetface Licensee
Code of Conduct (the "Code"). Manufacturer specifically agrees to indemnify and hold Company and Sweetface harmless for any losses Company and Sweetface might suffer, in connection with any allegations made about or claims made on Company including, but not limited to, Company's and Sweetface's reasonable attorneys'
fees incurred as a result of Manufacturer subcontracting any work to
Subcontractor, in the amounts determined by Company and Sweetface.

         2. Subcontractor hereby represents that it has been provided with a copy of, and has read, the Third Party Manufacturing Agreement in place between
Manufacturer and Company. Subcontractor agrees to be bound by all the terms thereof, including, but not limited to, the term of the Third Party
Manufacturing Agreement, keeping confidential all materials and information received from Manufacturer; returning to Company or its designee any designs or patterns, silk screens, embroidery tapes and pocket dyes (whether developed by the Subcontractor or not) provided therein; delivering all Products, to
Manufacturer, whether first, second or third quality; adhering to Company's
Quality Assurance procedures or standards and its fabric and garment testing requirements; not obtaining, retaining or selling any branded trim other than actually used for making the Products for Manufacturer; and maintaining all records required by the Third Party Manufacturing Agreement.

                                      C-26

         3. Subcontractor shall not copy the designs or patterns or participate in manufacturing or selling the Products for delivery to anyone other than
Company or Manufacturer. Subcontractor is not permitted to sell overruns of the
Products. Subcontractor will provide the same information and documentation to
Manufacturer and to Company and Sweetface that Company requires from
Manufacturer. Subcontractor will be subject to inspection and monitoring by
Manufacturer and by Company, or by its representatives, and by Sweetface, or by its representatives, to ensure that it is in compliance with all relevant laws including, but not limited to, minimum wage, overtime, child labor and other labor laws, country of origin requirements and in compliance with the Sweetface
Licensee Code of Conduct (hereinafter the "Code"). Subcontractor represents that it has been provided with a copy of the Code, attached hereto as ADDENDUM A, that it has read the Code and that it agrees to abide by and comply with the
Code.

         4. Subcontractor shall not sub-subcontract any work to any other party without prior written authorization from Company regardless of whether
Manufacturer consents to same.

         5. Subcontractor certifies that any Products (including components thereof) it manufactures, causes to be manufactured or performs work upon under the Agreement will be manufactured in compliance with: (i) all applicable requirements of Sections 6, 7, and 12 of the Fair Labor Standards Act, as
amended; (ii) all regulations and orders of the United States Department of
Labor under Section 14 thereof, (iii) applicable state and local laws pertaining to child labor, minimum wage and overtime compensation; (iv) the wage, overtime compensations, benefits, hour, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited bonded, forced or slave labor if the Products (including their components) are manufactured outside the United
States, (v) the Code wherever manufactured. Subcontractor further certifies that upon importation (if applicable) any Products Subcontractor ships or causes to be shipped are in compliance with all laws applicable to the designation of country of origin and are shipped under a legally issued and valid export license or visa.

         6. This Agreement shall terminate on the earlier of (a) one (1) year from the date of execution hereof, and (b) the termination date set forth in the
Third Party Manufacturing Agreement in existence between Company and
Manufacturer. Upon expiration of this Agreement, Manufacturer and Subcontractor agree that no work may be performed by Subcontractor in connection with the manufacture of the Products without Manufacturer seeking and obtaining express prior written approval from Company and until after Company has received a new and properly executed Third Party Subcontractor Manufacturing Agreement signed and dated by both Manufacturer and Subcontractor.

                                      C-27

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of ____________________, 200_.

-------------------------------------    --------------------------------------

-------------------------------------    --------------------------------------

-------------------------------------    --------------------------------------
MANUFACTURER'S NAME TYPED                SUBCONTRACTOR'S NAME TYPED

By:                                      By:
   ----------------------------------       -----------------------------------
         [Authorized Signature]                   [Authorized Signature]

Print Name:                              Print Name:
           --------------------------               ---------------------------
Title:                                   Title:
      -------------------------------          --------------------------------
Address:                                 Address:
        -----------------------------            ------------------------------
Telephone:                               Telephone:
          ---------------------------              ----------------------------
Fax:                                     Fax:
    ---------------------------------        ----------------------------------
Date:                                    Date:
     --------------------------------         ---------------------------------

                                      C-28

                                ATTACHMENT 3I TO
                THIRD PARTY SUBCONTRACTOR MANUFACTURING AGREEMENT

                         SWEETFACE FASHION COMPANY, LLC
                            SUPPLIER CODE OF CONDUCT

         We, at Sweetface Fashion Company, LLC (hereinafter "Sweetface"), are proud of our tradition of conducting our business in accordance with the highest ethical standards and in compliance with the laws of the United States and of the countries in which we produce, buy and sell our products.

         Sweetface is committed to legal compliance and ethical business practices in all operations and seeks to do business with suppliers who share that commitment. Sweetface actively seeks to engage as its suppliers, companies which offer their workers safe and healthy workplaces.

         Sweetface will not tolerate exploitative or abusive conditions once known. The Sweetface Fashion Company, LLC Supplier Code of Conduct (hereinafter the "Code of Conduct") defines our minimum expectations. No Code can be all inclusive, but we expect our suppliers to act reasonably in all respects and to ensure that no abusive, exploitative or illegal conditions exist at their workplaces, or those of their manufacturers, subcontractors and suppliers.

         Sweetface requires its suppliers to extend principles of fair and honest dealing to all others with whom they do business, including employees, manufacturers, subcontractors and other third parties. We also require our suppliers to ensure and to certify to us that no abusive, exploitative or illegal conditions exist at their workplaces and those of their manufacturers, subcontractors and suppliers.

         Sweetface will only do business with suppliers who obey the laws of the country in which they operate and the principles expressed in this Code of
Conduct.

         Sweetface will only do business with suppliers who have certified to us that their business practices and those of their manufacturers, subcontractors and suppliers are lawful, ethical and in compliance with the principles set forth in this Code of Conduct. Moreover, Sweetface will only do business with suppliers who have agreed to be subjected to the scrutiny of the Sweetface
Supplier Monitoring Program under which they and their manufacturers, subcontractors and suppliers will be inspected and evaluated to ensure their compliance with this Code of Conduct.

         Forced Labor: Sweetface will not purchase products or components thereof from manufacturers, subcontractors and suppliers that use forced labor, prison labor, indentured labor or exploited bonded labor, or permit their suppliers to do so.

         Child Labor: Sweetface will not purchase products or components thereof manufactured by persons younger than 15 years of age or younger than the age of completing compulsory education in the country of manufacture where such age is higher than 15.

                                      C-29

         Harassment or Abuse: Sweetface manufacturers, subcontractors and suppliers must treat their employees with respect and dignity. No employee shall be subject to physical, sexual or psychological harassment or abuse.

         Nondiscrimination: Sweetface manufacturers, subcontractors and suppliers shall not subject any person to discrimination in employment, including hiring, salary, benefits, advancement, discipline, termination or retirement, on the basis of gender, race, religion, age, disability, sexual orientation, nationality, political opinion, or social or ethnic origin.

         Health and Safety: Sweetface manufacturers, subcontractors and suppliers shall provide a safe and healthy working environment to prevent accidents and injury to health arising out of, linked with, or occurring in the course of work or as a result of the operation of employer facilities. Employers must fully comply with all applicable workplace conditions, safety and environmental laws.

         Freedom of Association: Sweetface manufacturers, subcontractors and suppliers shall recognize and respect the right of employees to freely associate in accordance with the laws of the countries in which they are employed.

         Wages and Benefits: Sweetface manufacturers, subcontractors and suppliers recognize that wages are essential to meeting employees' basic needs.
Sweetface manufacturers, subcontractors and suppliers shall pay employees at least the minimum wage required by local law regardless of whether they pay by the piece or by the hour and shall provide legally mandated benefits.

         Work Hours: Sweetface manufacturers, subcontractors and suppliers shall not require their employees to work more than the limits on regular and overtime hours allowed by the law of the country of manufacture. Except under extraordinary business circumstances, Sweetface manufacturers', subcontractors'
and suppliers' employees shall be entitled to one day off in every seven day period. Sweetface manufacturers, subcontractors and suppliers must inform their workers at the time of their hiring if mandatory overtime is a condition of their employment. Sweetface manufacturers, subcontractors and suppliers shall not compel their workers to work excessive overtime hours.

         Overtime Compensation: Sweetface manufacturers', subcontractors' and suppliers' employees, shall be compensated for overtime hours at such premium rate as is legally required in the country of manufacture or, in countries where such laws do not exist, at a rate at least equal to their regular hourly compensation rate.

         Contract Labor: Sweetface manufacturers, subcontractors and suppliers shall not use workers obligated under contracts which exploit them, which deny them the basic legal rights available to people and to workers within the countries in which they work or which are inconsistent with the principles set forth in this Code of Conduct.

         Legal and Ethical Business Practices: Sweetface manufacturers, subcontractors and suppliers must fully comply with all applicable local, state, federal, national and international laws, rules and regulations including, but not limited to, those relating to wages, hours, labor, health and safety, and immigration. Sweetface manufacturers, subcontractors and suppliers must

                                      C-30

be ethical in their business practices.

         Penalties: Sweetface reserves the right to terminate its business relationship with any supplier who violates this Code of Conduct or whose manufacturers, subcontractors or suppliers violate this Code of Conduct.
Sweetface reserves the right to terminate its business relationship with suppliers who fail to provide written confirmation to Sweetface that they have a program in place to monitor their manufacturers, subcontractors and suppliers for compliance with this Code of Conduct.

                                      C-31

                                  ADDENDUM 4 TO
                             MANUFACTURING AGREEMENT

               THIRD PARTY MANUFACTURER'S SUPPLIER'S CERTIFICATION

         In consideration of __________________________________ (INSERT NAME OF
THIRD PARTY MANUFACTURER ("Company") placing orders with us for items to be used for the manufacture of J.Lo by Jennifer Lopez brand merchandise with us in the future, and in compliance with Company's Third Party Manufacturing Agreement
("the Agreement") with _____________________________ (INSERT LICENSEE'S NAME
("Licensee"), we hereby certify that:

         I. Any J.Lo by Jennifer Lopez brand merchandise (including components thereof) (the "Merchandise") we manufacture or cause to be manufactured under the Agreement will be manufactured in compliance with: (1) all applicable requirements of Sections 6, 7, and 12 of the Fair Labor Standards Act, as
amended; (2) all regulations and order of the United States Department of Labor under Section 14 thereof; (3) applicable state and local laws pertaining to child labor, minimum wage and overtime compensation; (4) if the merchandise is manufactured outside the United States, the wage, overtime compensation, benefits, hour, hiring and employment, workplace conditions and safety, environmental, collective bargaining, freedom of association laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, bonded, forced or slave labor; and (5) Sweetface
Fashion Company, LLC Supplier Code of Conduct which is annexed hereto as
ADDENDUM A.

         II. We currently have in effect and will maintain a program of monitoring all of our suppliers and subcontractors, and our suppliers'
subcontractors and other designated contract facilities producing Merchandise for compliance herewith and will obtain the signature of an authorized representative of (i) our suppliers and subcontractors, and our suppliers'
subcontractors, and other designated contract facilities producing Merchandise on a current Manufacturing Agreement or Subcontractor Manufacturing Agreement,
as appropriate, in the same form as that which we have executed with Company and
(ii) our Manufacturers and Manufacturers' suppliers on a Certification in the same form as this Certification. Within two (2) weeks of the execution of this
Certification, we will provide to Company the names and addresses of all of our suppliers and subcontractors and our suppliers' subcontractors and other designated contract facilities producing Merchandise under the Agreement, and all such merchandise shall be manufactured solely in factories (whether operated by our suppliers, subcontractors or suppliers' subcontractors or other designated contract facilities) that have been inspected and approved in writing by our authorized employee or agent.

         III. All commercial invoices which accompany all Merchandise will include the following language (either pre-printed or "stamped"):

                  "We hereby certify that the Products covered by this shipment were, if manufactured in the United States, produced in compliance with all applicable requirements (1) of Sections 6, 7, and 12 of the Fair
         Labor Standards Act, as amended and all regulations and orders of the
         United States Department of Labor under Section 14

                                      C-32

         thereof, (2) state and local laws pertaining to child labor, minimum wage and overtime compensation; or if the Products were manufactured outside the United States, they were produced in compliance with the wage and hour laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited bonded, forced or slave labor; and that all Products, wherever manufactured, were produced in compliance with the Sweetface Fashion Company, LLC Supplier Code of Conduct. We further certify that we have in effect a program of monitoring our
         Subcontractors and Suppliers which manufacture the Products which is sufficient to ensure such entities' compliance with the foregoing. We also certify that upon importation (if applicable) this shipment is in compliance with all laws applicable to the designation of country of origin and is being shipped under a legally issued and valid export license or visa."

         IV. Neither we, nor any of our subcontractors or suppliers, or our suppliers' subcontractors or suppliers will use any of the following chemicals or dyestuffs in the manufacture or treatment of any of the merchandise and
Products (including the components thereof) manufactured hereunder:

                                CAS#                                              CAS#
                                ----                                              ----

4-Aminobiphenlyl                92-67-1      3,3'-Dimethozybenzidine              119-90-4
Benzidine                       92-87-5      3,3'-Dimethylbenzadine               119-93-7
4-Chloro-o-toluidine            95-69-2      3,3'-Dimethyl-                       838-88-0
2-Naphthylamin                  91-59-8      4,4'Diaminodiphenylmethane
o-Aminoazotoluol                97-56-3      p-Kresidin                           120-71-8
2-amino-4-nitrotoluol           99-55-8      4,4'Methaylen-bis-(2-chloranilin)    101-14-4
p-Chloroaniline                106-47-8      4,4'Oxydianiline                     101-80-4
2,4-Diaminoanisole             615-05-4      4,4'Thiodianiline                    139-65-1
4,4'-Diaminodiphenylmethane    101-77-9      o-Toluidine                           95-53-4
3,3'-Dichlorbenzidin            91-94-1      2,4-Toluylenediamine                  95-80-7
Aminoanabenzane                 60-09-3      2,4,5-Trimethylaniline              137-17-70
                                             o-Anisidine                           90-04-0

and;

                  V. We, and our subcontractors or suppliers, will only use the following chemicals in connection with the manufacture or treatment of any of the merchandise and products (including the components thereof) manufactured hereunder, in accordance with the following standards or any further standards
Company and Sweetface Fashion Company, LLC designate from time to time:

                  (i) Formaldehyde: For garments worn directly against the skin, formaldehyde content in the fabric must be less than 75 p.p.m. when tested by the Acetylacetone method in accordance with Japanese law 112. For garments in sizes up to and including 4T (Toddler), formaldehyde content in the fabric must be less than 20 p.p.m. regardless of whether they are

                                      C-33

worn directly or indirectly against the skin. For other garments, formaldehyde content in the fabric must be less than 300 p.p.m.;

                  (ii) Pentachlorophenol (anti-mildew and pesticide residues):
Must be less than 5 p.p.m.; and

                  (iii) Nickel: Any metal parts of a garment or other
merchandise coming into contact with the skin, must be "Nickel-free". (The requirement is a "transfer to the skin" measurement and the "nickel-free"
standard is (less than)0.5 micrograms per square centimeter per week.)

                                  ---------------------------------------------
                                  [Name of Third Party Manufacturer's Supplier]

Date:                             By:
     -------------------             ------------------------------------------
                                               [Authorized Signature]
                                  Print Name:
                                             ----------------------------------
                                  Title:
                                        ---------------------------------------

                                      C-34

                                ATTACHMENT 4I TO
               THIRD PARTY MANUFACTURER'S SUPPLIER'S CERTIFICATION

                         SWEETFACE FASHION COMPANY, LLC
                            SUPPLIER CODE OF CONDUCT

         We, at Sweetface Fashion Company, LLC (hereinafter "Sweetface"), are proud of our tradition of conducting our business in accordance with the highest ethical standards and in compliance with the laws of the United States and of the countries in which we produce, buy and sell our products.

         Sweetface is committed to legal compliance and ethical business practices in all operations and seeks to do business with suppliers who share that commitment. Sweetface actively seeks to engage as its suppliers, companies which offer their workers safe and healthy workplaces.

         Sweetface will not tolerate exploitative or abusive conditions once known. The Sweetface Fashion Company, LLC Supplier Code of Conduct (hereinafter the "Code of Conduct") defines our minimum expectations. No Code can be all inclusive, but we expect our suppliers to act reasonably in all respects and to ensure that no abusive, exploitative or illegal conditions exist at their workplaces, or those of their manufacturers, subcontractors and suppliers.

         Sweetface requires its suppliers to extend principles of fair and honest dealing to all others with whom they do business, including employees, manufacturers, subcontractors and other third parties. We also require our suppliers to ensure and to certify to us that no abusive, exploitative or illegal conditions exist at their workplaces and those of their manufacturers, subcontractors and suppliers.

         Sweetface will only do business with suppliers who obey the laws of the country in which they operate and the principles expressed in this Code of
Conduct.

         Sweetface will only do business with suppliers who have certified to us that their business practices and those of their manufacturers, subcontractors and suppliers are lawful, ethical and in compliance with the principles set forth in this Code of Conduct. Moreover, Sweetface will only do business with suppliers who have agreed to be subjected to the scrutiny of the Sweetface
Supplier Monitoring Program under which they and their manufacturers, subcontractors and suppliers will be inspected and evaluated to ensure their compliance with this Code of Conduct.

         Forced Labor: Sweetface will not purchase products or components thereof from manufacturers, subcontractors and suppliers that use forced labor, prison labor, indentured labor or exploited bonded labor, or permit their suppliers to do so.

         Child Labor: Sweetface will not purchase products or components thereof manufactured by persons younger than 15 years of age or younger than the age of completing compulsory education in the country of manufacture where such age is higher than 15.

                                      C-35

         Harassment or Abuse: Sweetface manufacturers, subcontractors and suppliers must treat their employees with respect and dignity. No employee shall be subject to physical, sexual or psychological harassment or abuse.

         Nondiscrimination: Sweetface manufacturers, subcontractors and suppliers shall not subject any person to discrimination in employment, including hiring, salary, benefits, advancement, discipline, termination or retirement, on the basis of gender, race, religion, age, disability, sexual orientation, nationality, political opinion, or social or ethnic origin.

         Health and Safety: Sweetface manufacturers, subcontractors and suppliers shall provide a safe and healthy working environment to prevent accidents and injury to health arising out of, linked with, or occurring in the course of work or as a result of the operation of employer facilities. Employers must fully comply with all applicable workplace conditions, safety and environmental laws.

         Freedom of Association: Sweetface manufacturers, subcontractors and suppliers shall recognize and respect the right of employees to freely associate in accordance with the laws of the countries in which they are employed.

         Wages and Benefits: Sweetface manufacturers, subcontractors and suppliers recognize that wages are essential to meeting employees' basic needs.
Sweetface manufacturers, subcontractors and suppliers shall pay employees at least the minimum wage required by local law regardless of whether they pay by the piece or by the hour and shall provide legally mandated benefits.

         Work Hours: Sweetface manufacturers, subcontractors and suppliers shall not require their employees to work more than the limits on regular and overtime hours allowed by the law of the country of manufacture. Except under extraordinary business circumstances, Sweetface manufacturers', subcontractors'
and suppliers' employees shall be entitled to one day off in every seven day period. Sweetface manufacturers, subcontractors and suppliers must inform their workers at the time of their hiring if mandatory overtime is a condition of their employment. Sweetface manufacturers, subcontractors and suppliers shall not compel their workers to work excessive overtime hours.

         Overtime Compensation: Sweetface manufacturers', subcontractors' and suppliers' employees, shall be compensated for overtime hours at such premium rate as is legally required in the country of manufacture or, in countries where such laws do not exist, at a rate at least equal to their regular hourly compensation rate.

         Contract Labor: Sweetface manufacturers, subcontractors and suppliers shall not use workers obligated under contracts which exploit them, which deny them the basic legal rights available to people and to workers within the countries in which they work or which are inconsistent with the principles set forth in this Code of Conduct.

         Legal and Ethical Business Practices: Sweetface manufacturers, subcontractors and suppliers must fully comply with all applicable local, state, federal, national and international laws, rules and regulations including, but not limited to, those relating to wages, hours, labor, health and safety, and immigration. Sweetface manufacturers, subcontractors and suppliers must

                                      C-36

be ethical in their business practices.

         Penalties: Sweetface reserves the right to terminate its business relationship with any supplier who violates this Code of Conduct or whose manufacturers, subcontractors or suppliers violate this Code of Conduct.
Sweetface reserves the right to terminate its business relationship with suppliers who fail to provide written confirmation to Sweetface that they have a program in place to monitor their manufacturers, subcontractors and suppliers for compliance with this Code of Conduct.

                                      C-37

                                    EXHIBIT D

                             SUBLICENSING COUNTRIES

Australia
Brazil
Chile
China
Hong Kong
India
Japan
New Zealand
Russia and the Russian Federation Countries
Singapore
Taiwan
Thailand
Venezuela

And such other countries as Licensee shall reasonably request and Licensor shall approve.

                                      D-1